Exhibit 10.1

LEASE ANNEXURE

THIS AND THE FOLLOWING 78 PAGES COMPRISE ANNEXURE A TO LEASE DATED December 23, 2014 BETWEEN THE TRUST COMPANY LIMITED (as Landlord) and FLEETMATICS PTY LTD (as Tenant)

SCHEDULE

ITEM

1	Landlord	The Trust Company Limited (ACN 004 027 749) of Level 15, 20 Bond Street, Sydney, New South Wales 2000 as Custodian for the Goodman Australia Industrial Trust No. 3

2	Tenant	Fleetmatics Pty Ltd ACN 140 906 510 of 35 Saunders Street, Pyrmont NSW 2009

3	Land	The whole of the land comprised in certificate of title folio identifier 102/853704

4	Premises	Suite 2, Level 4, Building B, 33-35 Saunders Street, Pyrmont comprising approximately 602 square metres as shown in the Premises Plan.

5	Term	Five (5) years

6	Commencing Date	1 March 2015

7	Terminating Date	29 February 2020

8	Further Term

One further term of five (5) years

Minimum notice required – 9 months

Rent Reviews in Further Lease:

(a)    First anniversary of the Commencing Date

Fixed Percentage Increase of 3.5%

(b)    Second anniversary of the Commencing Date

Fixed Percentage Increase of 3.5%

(c)    Third anniversary of the Commencing Date

Fixed Percentage Increase of 3.5%

(d)    Fourth anniversary of the Commencing Date

Fixed Percentage Increase of 3.5%

9	Rent	$237,790.00 per annum exclusive of GST

9A	Amortisation Rent	Not applicable

/s/ Stephen Lifshatz	/s/ Albert Vasile	/s/ Trent Franklin
Director of Tenant	Director/Secretary of Tenant	Attorney for Landlord

10	Review Dates during Term	Date	Type of review

		(a) First anniversary of the Commencing Date	Fixed Percentage Increase of 3.5%

		(b) Second anniversary of the Commencing Date	Fixed Percentage Increase of 3.5%

		(c) Third anniversary of the Commencing Date	Fixed Percentage Increase of 3.5%

		(d) Fourth anniversary of the Commencing Date	Fixed Percentage Increase of 3.5%

11	Tenant’s Business	Commercial offices

12	Public Risk Insurance	$20 million

13	Outgoings Year	Each consecutive period of 12 months ending on 30 June during the Term.

14	Tenant’s Proportion	3.77%

15	Bank Guarantee

An amount equivalent to the annual average of the sum of six (6) months’ Rent, Licence Fee and Tenant’s Outgoings Contribution (plus GST on those amounts), taken over the Term, being an amount of $185,000.00

16	Redecoration Dates	The Date of Termination

17	Car Parking	(a) Number of spaces: two (2) spaces

(b) Licence Fee $4,250.00 per space per annum (exclusive of GST)

18	Not used

19	Guarantor	Not applicable

20	Estate	City West Office Park

Table of Contents

SCHEDULE		3
PART A – INTRODUCTION		10
1. INTERPRETATION		10
1.1	Definitions	10
1.2	General	18
2. EXCLUSION OF STATUTORY PROVISIONS		20
2.1	Laws Excluded	20
2.2	Moratorium	20
PART B TERM & EXTENSIONS		20
3. TERM		20
3.1	Term of Lease	20
3.2	Holding over	20
3.3	Option of renewal	20
3.4	Replacement of Bank Guarantee	21
PART C TENANT’S PAYMENTS		22
4. RENT		22
4.1	Payment of Rent	22
4.2	Direct deposit and payment of instalments	22
4.3	Rent reviews	22
4.4	Market review of Rent	22
4.5	Tenant’s dispute of Rent	22
4.6	Not applicable	24
4.7	Fixed increase in Rent	24
4.8	Rent payable after review	24
5. OUTGOINGS		24
5.1	Tenant’s Outgoings	24
5.2	Landlord’s estimate	24
5.3	Payments on account	25
5.4	Yearly adjustment	25
5.5	Termination of lease	25
5.6	Cost of Services	25
5.7	Landlord’s Rights Not Affected	25
5.8	Cleaning charge	25
5.9	After hours Air-Conditioning	26
5.10	Management Fee	26
6. GST		26
6.1	Definitions	26
6.2	Payment of GST	26
6.3	Input Tax Credit	26

PART D TENANT’S OBLIGATIONS		26
7. USE OF PREMISES		26
7.1	Permitted use	26
7.2	No warranty as to use	26
7.3	Compliance with Laws and Requirements	27
7.4	Overloading	29
7.5	Other activities by Tenant	29
7.6	Emergency evacuation procedures and drills	30
7.7	Securing of Premises	30
7.8	Keys and access cards	30
8. SIGNAGE		31
8.1	Landlord’s consent required	31
8.2	Permitted Signage	31
8.3	Make good obligations in connection with Permitted Signage	31
8.4	Maintenance of Permitted Signage	31
8.5	Signage Guidelines	31
9. MAINTENANCE, REPAIRS, REDECORATION AND CONTAMINATION		31
9.1	Repairing obligations	31
9.2	Notice to Landlord of damage, accident etc.	32
9.3	Contamination	32
9.4	Redecoration	32
10. BANK GUARANTEE		33
10.1	Tenant to provide	33
10.2	Default by Tenant	333
10.3	Tenant to keep current	33
10.4	Transfer by Landlord	33
10.5	Return of guarantee	33
PART E LANDLORD’S RIGHTS AND OBLIGATIONS		33
11. LANDLORD’S RIGHTS		33
11.1	Landlord’s right of access	33
11.2	Enforcement of repairing obligations	34
11.3	Landlord may enter to repair	34
11.4	For Sale/Let	34
11.5	Restricted Access	34
11.6	Landlord’s Signage	34
11.7	Quiet Enjoyment	35
11.8	Services	35
11.9	Easements	35
11.10	Further Construction	35
11.11	Change of Landlord	36
11.12	Services maintenance	36

11.13	Building structure	36
11.14	Essential Services	36
11.15	Chilled water and risers	37
11.16	Landlord’s obligations	37
PART F TENANT’S RESTRICTIONS		38
12. TENANT’S RESTRICTIONS		38
12.1	Alterations to Premises	38
12.2	Alterations or additions to Landlord’s Fixtures and Services	39
12.3	Flammable Substances	39
12.4	Fire Regulations	39
PART G TRANSFER OF INTEREST		39
13. DEALINGS BY TENANT		39
13.1	No disposal of Tenant’s interest	39
13.2	Assignments and subleases	39
13.3	Corporate ownership	40
13.4	Unit Trust	41
13.5	Charging Tenant’s interest	41
13.6	Waiver	41
PART H INSURANCE, RISK AND INDEMNITY		41
14. INSURANCE AND INDEMNITIES		41
14.1	Insurances to be taken out by Tenant	41
14.2	Effect on Landlord’s insurances	42
14.3	Exclusion of Landlord’s liability	42
14.4	Indemnities	43
PART I DAMAGE, ABATEMENT & REINVESTMENT		43
15. DAMAGE AND DESTRUCTION		43
15.1	Consequences of Damage	43
15.2	Liability	44
15.3	Dispute	44
15.4	Landlord not obliged to reinstate	45
PART J DEFAULT		45
16. DEFAULT AND CONSEQUENCES		45
16.1	Events of Default	45
16.2	Essential terms	45
16.3	Re-entry, termination or conversion	45
16.4	Landlord may rectify	46
16.5	Waiver	46
16.6	Offer of money after termination	46
16.7	Interest on overdue money	47
16.8	Landlord’s entitlement to damages	47
16.9	Compensation	47

\PART K END OF LEASE		47
17. MAKE GOOD		47
17.1	Tenant to yield up and remove its fittings	47
17.2	Tenant not to cause damage	48
17.3	Failure by Tenant to remove Tenant’s Fittings	48
17.4	Tenant to indemnify and pay Landlord’s Costs	48
17.5	Rent and other payments to continue	48
17.6	Make good at option	48
PART L GENERAL		49
18. TRUST PROVISIONS		49
19. CAR PARKING SPACES		49
19.1	Licence	49
19.2	Parking levy	49
19.3	Tenant’s covenants	49
19.4	Risk and other provisions	50
19.5	Termination	50
19.6	Not used	50
19.7	Adjustment of Licence Fee	50
19.8	Additional car spaces	51
20. MISCELLANEOUS		51
20.1	Notices	51
20.2	Certificate from Authorised Officer of Landlord	52
20.3	Costs	52
20.4	Severance	53
20.5	Entire agreement	53
20.6	Reliance	53
20.7	Warranty by Tenant	53
20.8	Governing law	53
20.9	Landlord’s consent	54
20.10	Financier Deed	54
21. TENANT’S CONSENT TO CONSOLIDATION OR SUBDIVISION		54
22. GUARANTEE		54
22.1	Guarantee	54
22.2	Payment	54
22.3	Liability unaffected by other events	55
22.4	Principal obligation	55
22.5	No marshalling	55
22.6	No competition	55
22.7	Continuing guarantee	55
22.8	Indemnity	56
22.9	Corporate benefit	56

23. PERSONAL PROPERTY SECURITIES ACT		56
24. FIRST RIGHT OF REFUSAL		57
25. AIR CONDITIONING EQUIPMENT LICENCE		58
25.1	Definitions	58
25.2	Right to install Equipment	58
25.3	Release and Indemnity	58
25.4	Repair of Equipment and compliance with approvals	59
25.5	Removal of Equipment	59
25.6	Other obligations of the Tenant	59

ATTACHMENT 1	PREMISES PLAN	60
ATTACHMENT 2	NOT USED	61
ATTACHMENT 3	NOT USED	62
ATTACHMENT 4	NOT USED	63
ATTACHMENT 5	NOT USED	64
ATTACHMENT 6	TRUST PROVISIONS	65
1. Definitions		65
2. Obligations		65
3. Limitation of Landlord’s Liability		65
4. Limitation of Trustee’s Liability		66
ATTACHMENT 7	FITOUT PLAN	68
ATTACHMENT 8	AIR CONDITIONING PLAN	69

PART A – INTRODUCTION

1.	INTERPRETATION

1.1	Definitions

The following definitions apply where used in this Lease unless otherwise expressly stated:

Air Conditioning Plan means the plan attached to this Lease as ATTACHMENT 8.

Appurtenance means an Item attached to the Premises including any drain, basin, sink, toilet or urinal.

Attachment means a numbered attachment to this Lease.

Australian Institute means The Australian Property Institute Inc. (being the state division located in the same state as the Premises).

Authorised Officer means:

(a)	in respect of the Tenant or any Guarantor any director or company secretary, or any person from time to time nominated as an authorised officer by the Tenant by a notice to the Landlord accompanied by specimen signatures of all new persons so appointed; and

(b)	in respect of the Landlord, any person whose title or acting title includes the word manager or cognate expressions, or any company secretary, director or duly authorised attorney of the Landlord, the Trustee or any managing agent or Property Manager of the Building or the Estate from time to time (except for the purpose of the rights set out under clause 15 or 16 or similar rights under this Lease ‘Property Manager’ shall be excluded from this definition).

Authority includes:

(a)	any government in any jurisdiction, whether federal, state, territorial or local;

(b)	any provider of public utility services, whether statutory or not;

(c)	any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Premises or any part of them or anything in relation to them.

Bank Guarantee means an irrevocable and unconditional undertaking (which does not contain an expiry date provided that whilst Fleetmatics Pty Ltd ACN 140 906 510 is the Tenant in occupation of the Premises the Landlord will accept an expiry date no earlier than the date 12 months after the Terminating Date of this Lease) issued by a trading bank or other financial institution (which has a branch in an Australian capital city capable of making payment on the Bank Guarantee) in each case approved by the Landlord in its absolute discretion to pay the amount specified in Item 15 to the Landlord on demand and otherwise on terms and conditions acceptable to the Landlord.

Base Building Compliance Level means the level of compliance with all relevant laws in relation to fire regulation monitoring (including but not limited to hydrant testing, obtaining an annual fire safety statement and fire compliance auditing) which would apply to a building in the Base Building Condition without Tenant’s Fittings.

Base Building Condition means a base building, open plan condition suitable (in the Landlord’s reasonable opinion) for a commercial office building, obtained by:

(a)	the removal of all partitions and internal non-structural walls in the Premises;

(b)	the removal and reinstatement of floor and roof penetrations;

(c)	the removal of all Tenant’s wiring and cabling in the Premises;

(d)	reinstating any office areas of the Premises including Services to an open plan layout unless otherwise indicated in writing by the Landlord;

(e)	the re-balancing of air conditioning air flows suitable to an open plan layout;

(f)	the removal of any alterations and additions installed by the Tenant and associated cabling and pipe-work;

(g)	the removal of all loose items and, unless otherwise directed by the Landlord, Landlord’s Fixtures;

(h)	the Redecoration of the Premises;

(i)	the reinstatement of all floors to level finish;

(j)	unless otherwise directed by the Landlord, the removal of any structural alterations made by the Tenant or any previous occupier of the Premises;

(k)	the replacement of all non-functioning light tubes and globes;

(l)	removal from the Premises, Land and/or Building of all the Tenant’s Fittings (together with all Permitted Signage and any other signs or advertisements affixed by the Tenant);

(m)	remediation of any Contamination which occurs in contravention of clause 9.3(a) in accordance with clause 9.3(b); and

(n)	and any other reasonable requirements of the Landlord having regard to the nature of the Tenant’s use, Tenant’s Business and Tenant’s Fittings.

BBSY means the average bid rate for a term of 3 months displayed on the Reuters screen BBSY page at or about 10.15 am (Sydney time) on the first day from which interest is to apply.

Building means the building, if any, of which the Premises form part and/or any improvements that are located on the Land from time to time.

Building Energy Efficiency Certificate means a certificate issued pursuant to section 13 of the Building Energy Efficiency Disclosure Act.

Building Energy Efficiency Disclosure Act means the Building Energy Efficiency Disclosure Act 2010 (Cth) as amended, consolidated, re-enacted or restated from time to time.

Building Hours means 8.00 am to 6.00 pm Monday to Friday, excluding public holidays in the state or territory in which the Premises are located, as varied under this Lease.

Business Day means any day except Saturday or Sunday or a day that is a public holiday throughout the state in which the Premises are located.

Car Parking Spaces means the number of car parking spaces specified in Item 17(a) and licensed to the Tenant pursuant to clause 19.

Claim includes any claim, demand, remedy, suit, injury, damage, loss, Cost, liability, action, proceeding, right of action or claim for compensation and includes a claim for abatement of rent or any other amount payable under this Lease whether arising under this Lease, common law, equity or any statute.

Commencing Date means the date specified in Item 6.

Common Areas means those parts of the Building and the Estate, if any, designated by the Landlord from time to time for use by others in common with the Landlord and their respective employees, invitees, licensees and any other persons authorised expressly or impliedly by the Landlord, and which are not otherwise leased or licensed to any person.

Consolidation means the consolidation of 2 or more titles into a lesser number of titles.

Contamination means the presence in, on or under the Premises, the Land or the Estate of a substance at a concentration above the concentration at which the substance is normally present in, on or under land in the same locality, being a presence that presents or is likely to present a risk of harm to human health or any other aspect of the environment.

Cost includes any cost, charge, expense, outgoing, payment or other expenditure of any nature (whether direct, indirect or consequential and whether accrued or paid)

Date of Termination means, as applicable:

(a)	the Terminating Date provided that the Tenant is not holding over under clause 3.2 or the Tenant has not correctly exercised the option for the Further Term;

(b)	any date earlier than the Terminating Date on which this Lease is determined; or

(c)	the end of any period of holding over under clause 3.2.

Default Rate means the rate equivalent to BBSY plus 2% per annum.

Electricity Supplier means any supplier of electricity.

Environmental Law means any law, whether statute or common law, concerning environmental matters, and includes but is not limited to laws concerning land use, development, pollution, Contamination, waste disposal, toxic and hazardous substances, climate change, greenhouse gases, energy use or efficiency, water use or access, conservation of natural or cultural resources and resource allocation including any law relating to exploration for, or development or exploitation of, any natural resource and to avoid doubt includes the Building Energy Efficiency Disclosure Act.

Environmental Liability means any obligation, expense, liability, cost, loss, order, penalty or fine incurred pursuant to any Environmental Law which would or could be imposed upon any person in connection with the Premises, the Land or the Estate for any reason including as a result of Contamination in connection with the Premises, the Land or the Estate.

Environmental Objectives means the objectives set out in clause 7.3(l).

Essential Term means any of the terms referred to in clause 16.2.

Estate means the estate named in Item 20 and includes the Land together with any other land designated by the Landlord from time to time as forming part of that estate.

Event of Default means a breach of this Lease by the Tenant and includes the events of default listed in clause 16.1.

Fitout Plan means the plan attached to this Lease as ATTACHMENT 7.

Further Lease means a lease entered into subsequent to this Lease for the Further Term.

Further Term means a further term of this Lease, if any, specified in Item 8.

Gift has the same meaning as found in Part 6 of the Election Funding and Disclosures Act 1981 (NSW).

GST means the goods and services tax as imposed by the GST Law including, where relevant, any related interest, penalties, fines or other charge.

GST Amount means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a Taxable Supply) by the appropriate rate of GST prescribed under the GST Law from time to time (being 10% when the GST Law commenced) or any lower rate notified from time to time by the person making the relevant Supply.

GST Law has the meaning given to that term in the A New Tax System (Goods and Services Tax) Act 1999 (Cth), or, if that Act is not valid or does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Guarantor means the party, if any, specified in Item 19.

Insolvency Event in relation to the Tenant, includes:

(a)	where the Tenant is a corporation, the Tenant:

(i)	goes into liquidation or provisional liquidation or an application is made for it to be wound up by a third party and the Tenant has not had the application dismissed within 20 days;

(ii)	has a receiver, manager, receiver and manager, administrator, voluntary administrator, controller (as defined in section 9 of the Corporations Act 2001 (Cth)) or similar officer appointed to it or any of its assets;

(iii)	makes an assignment for the benefit of, or enters into an arrangement with, its creditors; or

(iv)	is insolvent or is presumed insolvent under the Corporations Act 2001 (Cth); or

(b)	where the Tenant is an individual:

(i)	a bankruptcy notice is served on it and is not satisfied, compromised with the creditor or stayed within 14 days after the notice is served; or

(ii)	the Tenant dies;

(c)	whether the Tenant is a corporation or an individual, the Tenant:

(i)	stops or suspends payment of any of its debts;

(ii)	has a judgment entered against it which is not satisfied or compromised to the satisfaction of the judgment creditor or stayed within 14 days of its entry; or

(d)	anything occurs having a substantially similar effect to the events specified in paragraphs (a)-(c).

Item means an Item in the Schedule to this Lease.

Keys means keys, access cards and other methods of access from time to time used for the Land or any part of it.

Land means the land specified in Item 3 and all improvements erected on it from time to time.

Landlord’s Consent means the consent of the Landlord in accordance with clause 20.9.

Landlord’s Fixtures includes the following which are owned or supplied by the Landlord:

(a)	all plant and equipment, mechanical or otherwise, Appurtenances, fittings, fixtures, furniture, furnishings of any kind, including window coverings, blinds and light fittings from time to time on or comprising part of the Premises or which may exclusively service the Premises or any part of them; and

(b)	all stop cocks, fire hoses, hydrants, other fire prevention aids and all fire fighting systems from time to time located on or comprising part of the Premises or which may service the Premises; and

Law includes any requirement of any statute, rule, regulation, proclamation, ordinance or by-law, Environmental Law, OH&S Law, present or future, and whether state, federal or otherwise.

Lease Year means each consecutive 12 month period with the first such year commencing on the Commencing Date.

Lettable Area means, in respect of the Premises, the Estate or any part of them, the lettable area of the relevant area measured in accordance with the method of measurement then adopted by the Property Council of Australia Limited for buildings or premises which are similar to the Premises, the Estate or the relevant part of them.

Licence Fee means the car parking licence fee specified in Item 17(b) as varied under clause 19.7.

Management Fee means 3% per annum of the total of all sums payable by the Tenant under this Lease in the relevant Lease Year (excluding the management fee itself) as at the Commencing Date or such other amount as determined by the Landlord from time to time, provided that the Management Fee will be capped at 3% for the initial term of the Lease.

Market Review means a market review of the Rent in accordance with clause 4.4 or 4.5 (as appropriate).

Obligations means all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, the Landlord under or in respect of this Lease.

OH&S Law means the Law and any codes of practice relating to occupational health and safety that apply to the Premises and the use of them and to avoid doubt includes the Work Health and Safety Legislation as enacted.

Outgoings means in respect of the whole or any part of the Premises and the Car Parking Spaces, the Estate or the Land, the total of all Rates, taxes and charges payable to any Authority or under any Law, the sum of all amounts arising from the Landlord’s ownership, management, operation and maintenance of them the sum of all amounts paid by the Landlord (or for the payment of which the Landlord may be or become liable) acting reasonably and properly whether by direct assessment or otherwise, including:

(a)	all reasonable insurance premiums and amounts payable in respect of insurances (including deductibles in respect of insurance claims) for:

(i)	industrial special risks for the full insurable and replacement value;

(ii)	loss of rent or other money (whether separate or otherwise) including rent or other money payable in respect of any tenancy or occupation of the Land or the Estate arising from damage or destruction of the Land or the Estate or any part of it or arising from diminution or loss of any means of access or other similar cause;

(iii)	public and products liability;

(iv)	workers’ compensation for all employees of the Estate proportionally to the extent those employees are employed in connection with the Estate; and

(v)	such other insurable risks as the Landlord reasonably considers appropriate from time to time;

(b)	all reasonable broker fees, valuation fees and risk assessment fees payable in connection with the insurances and their renewal (including all fees for valuation reports and risk management reports) referred to in paragraph (a);

(c)	all reasonable Costs in relation to the supply, repair and maintenance of the Landlord’s Fixtures and Services to, and the removal of all waste, sullage and all other general garbage from the Estate including all Costs of operating and maintaining any plant and equipment provided for that purpose whether the plant or equipment is located on the Estate or otherwise, but excluding from this paragraph any amount which is:

(i)	already included by virtue of another paragraph of this definition;

(ii)	otherwise payable by the Tenant pursuant to the provisions of this Lease;

(d)	all reasonable Costs in relation to the control of pest, vermin, insect or other similar infestation on the Estate;

(e)	all reasonable Costs of purchasing, hiring, maintaining and servicing all outdoor gardens, lawns, potted shrubs and planted and landscaped areas on the Estate;

(f)	all reasonable Costs of the provision of caretaking services, including the Costs of policing and regulating traffic (when undertaken) on the Estate and/or for any means of access to the Estate;

(g)	all reasonable Costs of repairs and/or maintenance of the Estate, and/or Costs of repairs and/or maintenance of any easements of rights of way which benefit the Land, where such repair and maintenance arises from the Tenant’s use. If the Cost of replacing or renewing any part or Item of the Premises or the Landlord’s Fixtures is less than the cost of repairing or maintaining that part or item, and as a result, the Landlord elects to replace or renew that item, Outgoings includes replacing or renewing that part or item;

(h)	all reasonable Costs of repairs and/or replacement of emergency and exit light fittings;

(i)	all reasonable Costs of the provision of security, if any, provided to the Estate;

(j)	all reasonable Costs of cleaning the Common Areas, the Premises and the Estate (excluding any amount which is otherwise payable by the Tenant under this Lease);

(k)	all reasonable Costs in the form of salary, wages, leave entitlements, superannuation and other employment overheads (fairly apportioned by the Landlord where any such employee is engaged in work relating to other buildings) incurred in the operation, maintenance and supply of any Services to the Estate;

(l)	the Management Fee and if applicable reasonable fees payable to any managing agents for the general management and operation of the Premises, and any other monies no matter how disbursed relating to the management of the Premises;

(m)	all reasonable Costs incurred in the administration of OH&S Law requirements or in the administration of Environmental Law requirements;

(n)	to the extent that it is lawful to pass them on to the Tenant:

(i)	all Rates, taxes and charges payable to any Authority relating to the use and occupation of the Estate;

(ii)	all Rates, taxes and charges payable to an Authority for the provision, reticulation or discharge of water and/or sewage and/or drainage including excess water charges, consumption charges, service charges and meter rents; and

(iii)	land taxes or taxes in the nature of a tax on land, computed on the taxable value of the land within the Estate from time to time at the rate which is payable by the Landlord; and

(o)	all existing and future levies, charges and contributions imposed under strata, community or similar legislation including administrative, special and ordinary levies;

(p)	all reasonable costs incurred in connection with compliance and monitoring in relation to the Base Building Compliance Level,

but excluding:

(q)	any liability or expenditure of a structural or capital nature other than replacement of component parts (but not the whole) of the Landlord’s Fixtures;

(r)	Costs which the Landlord determines, acting reasonably, are wholly attributable to any other tenant or occupier of the Estate in the Landlord’s reasonable opinion;

(s)	any Costs incurred in respect of an undeveloped part of the Estate; and

(t)	any Costs of marketing or leasing in relation to the Estate

Outgoings Year means each period specified in Item 13.

Parking Act means any applicable Law that imposes a levy, charge, tax, or other payment in relation to the Car Parking Spaces.

Payment means:

(a)	the amount of any monetary consideration (other than a GST Amount payable under clause 6.2(b)); and

(b)	the GST Exclusive Market Value of any non-monetary consideration,

paid or provided by the Tenant for this Lease or by the Landlord or the Tenant for any other Supply made under or in connection with this Lease and includes:

(c)	any Rent or contribution to Outgoings; and

(d)	any amount payable by way of indemnity, reimbursement, compensation or damages.

Permitted Signage means signage approved by the Landlord under clause 8.1.

Personal Property has the same meaning as that term is defined in the Personal Property Securities Act (Cth) 2009

Premises means the premises specified in Item 4, located on the Land and includes all of the Landlord’s Fixtures and improvements in or on the Premises.

Premises Plan means the plan attached to this Lease as ATTACHMENT 1.

Property Manager means any person employed by the managing agent of the Premises that holds the title of ‘Asset Manager’, ‘Portfolio Manager’ or ‘General Manager’.

Proposed Work means any work, alteration, addition or installation in or to the Premises and/or to the existing Tenant’s Fittings.

Rates means all rates, taxes, levies, charges and outgoings payable to an Authority relating to all or any part of the Estate, the Land or the Premises or their use or occupation including:

(a)	for any Services of the type from time to time provided by an Authority for the locality in which the Premises are situated;

(b)	for waste and general garbage removal from the Estate, the Land or the Premises (including any excess); and

(c)	for the provision, reticulation or discharge of water, sewerage and drainage (including water and sewerage usage charges and meter rents).

Redecorate includes:

(a)	the cleaning of the whole of the interior of the Premises by washing down, steam cleaning or other appropriate method;

(b)	the treatment as previously treated of all internal surfaces of the Premises by painting, staining, polishing or otherwise to a specification previously approved in writing by the Landlord; and/or

(c)	replacing all floor coverings, window coverings, blinds and furnishings with new items of a similar style and standard to those being replaced.

Redecoration Dates means the dates specified in Item 16.

Rent means the rent specified in Item 9 as varied from time to time.

Reportable Political Donation has the same meaning as found in Part 6 of the Election Funding and Disclosures Act 1981 (NSW).

Requirement includes any requirement, notice, order, direction, recommendation, consent, stipulation or similar notification received from or given by any Authority or under any Law, whether in writing or otherwise.

Review Date means each of the dates specified in Item 10.

Security Interest has the same meaning as that term is defined in the Personal Property Securities Act (Cth) 2009

Services means all services or systems of any nature from time to time provided or available for use to the Premises, the Land or the Estate including:

(a)	any electronic medium, energy source, lighting, gas, fuel, power, water, sewerage, drainage, loading docks, plant rooms, storage areas, fire services, sprinkler systems or devices, lifts, escalators and air-conditioning;

(b)	fittings, fixtures, appliances, plant and equipment utilised for any of the services specified in subparagraph (a); and

(c)	any services or systems from time to time utilised for access to the Premises.

Standard means a standard issued by Standards Australia.

Subdivision means a subdivision of one or more of the titles to the Estate and includes a strata subdivision.

Substation Land means the land, if any, which the Landlord has, or proposes to, lease to the Electricity Supplier for the installation and operation of an electricity substation and includes the land the subject of any easements to allow access to or from the electricity substation.

Tenant’s Business means the permitted use of the Premises as described in Item 11.

Tenant’s Employees includes the employees, agents, contractors, consultants, customers, workmen, invitees, clients and visitors of the Tenant, its subtenants, licensees and concessionaires and others who may at any time be in or on the Estate in connection with the Tenant’s use of the premises, with or without invitation.

Tenant’s Fittings means all fixtures, fittings, plant, equipment, partitions or other articles and chattels of all kinds (other than stock in trade) which are not owned by the Landlord and at any time are on the Premises.

Tenant’s Outgoings Contribution means the sum calculated pursuant to clause 5.1.

Tenant’s Proportion means the proportion, expressed as a percentage, which the Lettable Area of the Premises bears to the Lettable Area of the Estate (or, if the Estate or any part is in the course of development, the anticipated Lettable Area of the Estate when developed as reasonably determined by the Landlord) from time to time and which at the Commencing Date of this Lease is that proportion specified in Item 14, or such other proportion determined by the Landlord which is fair and reasonable, calculated based on normal property management principles.

Term means the term of this Lease as specified in Item 5.

Terminating Date means the date specified in Item 7.

UPSS Regulations means the Protection of the Environment Operations (Underground Petroleum Storage Systems) Regulation 2008 (NSW) made under the Protection of the Environment Operations Act 1997 (NSW).

Valuer means a fellow or an associate, of not less than 10 years standing, of the Australian Institute active in the market for valuing premises like the Premises and having at least 5 years immediate past experience in valuing premises like the Premises.

Work Health & Safety Legislation means the Work Health & Safety Act 2011 (NSW).

Year means calendar year.

1.2	General

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless expressly stated otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, sub-clause, paragraph, sub-paragraph or Schedule or Attachment is a reference to a clause, sub-clause, paragraph, sub paragraph of or Schedule or Attachment to this Lease.

(f)	A reference to any party to this Lease or any other agreement or document includes the party’s successors and substitutes or assigns.

(g)	A reference to a right or obligation of any two or more Tenants or Guarantors confers that right, or imposes that obligation, as the case may be, jointly and severally.

(h)	If there are two or more Guarantors, a reference to the Guarantor means each Guarantor or, where the context requires, any Guarantor or either Guarantor (as appropriate).

(i)	A reference to an agreement or document is to the agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Lease.

(j)	A reference to legislation or to a provision of legislation includes a modification, re-enactment of or substitution for it and a regulation or statutory instrument issued under it.

(k)	A reference to dollars or $ is to Australian currency.

(l)	Each Schedule of, annexure and Attachment to and/or exhibit relating to this Lease forms part of it.

(m)	A reference to conduct includes any omission, statement or undertaking, whether or not in writing.

(n)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(o)	Substantial means not merely nominal.

(p)	Unless stated otherwise, one word or provision does not limit the effect of another.

(q)	A reference to includes or including means includes, without limitation, or including, without limitation, respectively.

(r)	A reference to the whole includes part.

(s)	All obligations are taken to be required to be performed punctually if no time limit is imposed.

(t)	Words importing do include do, permit or omit, or cause to be done or omitted.

(u) (i)	Where a reference is made to any person, body or Authority, that reference, if the person, body or Authority has ceased to exist, will be to the person, body or Authority as then serves substantially the same objects as that person, body or Authority.

(ii)	Any reference to the President of that person, body or Authority, in the absence of a President, will be read as a reference to the senior officer for the time being of the person, body or Authority or any other person fulfilling the duties of President.

(v)	Where anything is permitted in an emergency the opinion of the Landlord as to the existence or non-existence of that state of affairs is conclusive.

(w)	Where the day or last day for doing anything or on which an entitlement is due to arise is not a Business Day, that day or last day will be the immediately following Business Day.

(x)	Month means calendar month.

(y)	A provision of this Lease must not be construed against a party only because that party was responsible for preparation of this Lease.

(z) (i)	Subject to sub-paragraph (ii), every obligation under this Lease:

(A)	regardless of the form or context of the wording, is a covenant by the party undertaking that obligation; and

(B)	continues throughout the Term and any holding over period and after that for so long as the obligation remains to be observed or performed.

(ii) (A)	Every Obligation of the Landlord under this Lease binds that person only during the period(s) that person is entitled to receive the rents and income of the Premises.

(B)	Subject to clause 1.2(z)(ii)(A), the Obligations on the part of the Landlord bind the person from time to time immediately entitled to the Premises at the end of this Lease.

(iii)	Every covenant by the Tenant includes a covenant by the Tenant to ensure compliance with the covenant by each of the Tenant’s Employees.

2.	EXCLUSION OF STATUTORY PROVISIONS

2.1	Laws Excluded

To the extent permitted by Law the covenants, powers and provisions (if any) implied in leases by virtue of any Law are expressly negatived.

2.2	Moratorium

To the extent permitted by Law, any Law, Requirement or moratorium which at any time directly or indirectly:

(a)	extends or reduces the Term;

(b)	lessens, varies or affects in favour of the Tenant or the Guarantor any obligation under this Lease;

(c)	delays, prevents or prejudicially affects the exercise by the Landlord of any right, power or remedy given by this Lease; or

is excluded from this Lease and may not be enforced by the Tenant against the Landlord.

PART B         TERM & EXTENSIONS

3.	TERM

3.1	Term of Lease

The Landlord leases to the Tenant and the Tenant accepts the lease of the Premises for the Term subject to the terms of this Lease.

3.2	Holding over

If the Tenant obtains the Landlord’s Consent to continue to occupy the Premises after the Terminating Date (otherwise than under a Further Lease) then:

(a)	the Tenant does so as a monthly tenant and must pay rent:

(i)	monthly in advance, the first payment to be made on the day following the Terminating Date; and

(ii)	equal to one twelfth of the annual rate of Rent payable immediately prior to the Terminating Date

(b)	the monthly tenancy may be terminated at any time by either the Landlord or the Tenant by one month’s notice given to the other, to end on any date, but otherwise the tenancy will continue on the conditions of this Lease; and

(c)	if the Tenant is in breach of any of those conditions, then the monthly tenancy may be determined at any time by the Landlord giving 7 days notice to the Tenant, ending at any time.

3.3	Option of renewal

(a)	If:

(i)	a Further Term is specified in Item 8;

(ii)	the Tenant notifies the Landlord not less than the minimum number of months referred to in Item 8 before the Terminating Date that it requires a Further Lease for that particular Further Term; and

(iii)	at the date of that notice and at the Terminating Date there is no subsisting Event of Default by the Tenant,

the Landlord must grant to the Tenant and the Tenant must take a lease of the Premises for that particular Further Term commencing on the day after the Terminating Date.

(b)	The lease for that particular Further Term will be on the same terms and conditions as this Lease except that:

(i)	the term will be the applicable term specified in Item 8;

(ii)	the commencing date will be the day after the Terminating Date;

(iii)	the terminating date will be the last day of the applicable term specified in Item 8 calculated from the date of commencement of the lease for that particular Further Term;

(iv)	the rent will be determined in accordance with clause 4.4 and, if applicable, clause 4.5 (except that the time period stipulated in clause 4.4(a) will not apply) as if the commencing date of the lease for that particular Further Term were for the purposes of those clauses a Review Date for which a Market Review was specified provided that in no event will the rent payable at the commencement of the lease for that particular Further Term be less than the Rent payable immediately prior to the commencement of the lease for that particular Further Term;

(v)	the amount of public risk insurance will be the amount reasonably required by the Landlord;

(vi)	the amount in Item 15 will be amended to be the amount estimated by the Landlord as the amount equal to the annual average of the sum of “6” months’ Rent and Tenant’s Outgoings Contribution (plus GST on those amounts) taken over the Further Term, where “6” equals the number of months of Rent and Tenant’s Outgoings Contribution (plus GST on those amounts) used to calculate the required Bank Guarantee amount at the Terminating Date;

(vii)	the details of any guarantor will be included in Item 21;

(viii)	the rent review dates will be the relevant dates specified in Item 8; and

(ix)	this clause 3.3,the definitions of “Further Lease” and “Further Term” and Item 8 will be deleted unless there is more than one Further Term specified in Item 8 in which case the references in Item 8 to the term that is to be the subject of the new lease will be deleted.

3.4	Replacement of Bank Guarantee

Where the Tenant has exercised its option to renew the Lease, the Tenant must provide to the Landlord a replacement bank guarantee (Option Lease Bank Guarantee) prior to the commencement date of the Further Term in an amount to be calculated by the Landlord using the same method of calculation upon which the Bank Guarantee as provided by the Tenant under the Lease is based. Upon the provision by the Tenant to the Landlord of the Option Lease Bank Guarantee, the Landlord will promptly return the Bank Guarantee to the Tenant.

PART C        TENANT’S PAYMENTS

4.	RENT

4.1	Payment of Rent

The Tenant must pay the Rent to the Landlord:

(a)	without demand;

(b)	without any deduction, counterclaim or right of set off at all; and

(c)	by equal monthly instalments (and proportionately for any part of a month calculated on a daily basis using 365 days in a year) in advance on the first day of each month.

4.2	Direct deposit and payment of instalments

(a)	All instalments of Rent must be paid by periodic direct credit or direct deposit (or as otherwise directed by the Landlord from time to time) to the bank account notified to the Tenant by the Landlord from time to time and in the absence of such notification, to the place and in the manner directed by the Landlord from time to time.

(b)	The first instalment of Rent must be paid on the Commencing Date.

(c)	The Landlord will provide an invoice to the Tenant for rent payments.

4.3	Rent reviews

(a)	The Rent will be reviewed on each Review Date in accordance with the type of review set out in Item 10 for the relevant Review Date.

(b)	The Landlord does not forfeit or waive its right to have the Rent reviewed as at a particular Review Date because of a failure to implement a review on or before a Review Date.

(c)	The receipt of Rent after a Review Date does not constitute a waiver by the Landlord of its right to review the Rent and demand any back payment due as a result of a subsequent review.

(d)	Once reviewed the Rent, as reviewed, dates back to the relevant Review Date and any necessary adjustment must be made within 14 days of the determination.

4.4	Market review of Rent

(a)	Not later than 10 months before the Review Date for which a Market Review is specified in Item 10 or elsewhere in this Lease, the Landlord must, subject to clause 7 of the deed entered into between the parties on or around the date of this Lease. notify the Tenant of the Landlord’s assessment of the current market rent for the Premises

(b)	If the Tenant does not dispute, by notice in writing to the Landlord, the Landlord’s assessment of the current market rent for the Premises within 15 Business Days of notification (time being of the essence) then the Landlord’s assessment will become the Rent as and from the relevant Review Date. If the Tenant disputes the Landlord’s assessment by written notice within the timeframe above then the provisions of clause 4.5 apply.

4.5	Tenant’s dispute of Rent

If the Tenant disputes the Landlord’s assessment of the current market rent in accordance with clause 4.4(b), then the following procedure applies.

(a)	The parties must attempt to agree on the current market rent for the Premises. If the parties agree then the agreed current market rent will become the Rent from the relevant Review Date.

If the parties cannot agree on the current market rent for the Premises within 5 Business Days then the provisions of clause 4.5(b) apply.

(b)	The Landlord must, after the expiration of the time referred to in clause 4.5(a), refer the dispute for determination by a Valuer.

(c)	The Valuer must be instructed to determine the current market rent for the Premises as at the relevant Review Date acting as an expert and not as an arbitrator. The Valuer’s determination is final and binding on the Landlord and the Tenant.

(d)	The Valuer must be instructed:

(i)	to make a written determination of the current market rent containing reasons within 45 days after appointment;

(ii)	that he may confer with the Landlord and the Tenant and require either of them to supply information they have which the Valuer considers relevant to the determination; and

(iii)	that he may require the Landlord and the Tenant to make written submissions to the Valuer within 20 Business Days after the Valuer’s appointment and such submissions must be kept confidential by all parties.

(e)	The Landlord and the Tenant must each comply with any requirement of the Valuer under clause 4.5(d), and provide copies of anything supplied to the Valuer to each other and must cooperate in implementing and conducting any market rent review under this clause.

(f)	In determining the current market rent the Valuer acts as an expert and not as an arbitrator, and must determine the current market rent for the Premises as at the particular Review Date having regard to this Lease and must:

(i)	disregard:

(A)	the value of any goodwill of the Tenant’s Business and the Tenant’s Fittings;

(B)	any impaired condition of the Premises if that condition results from any work carried out or not carried out on the Premises by the Tenant or from any breach under this Lease by the Tenant; and

(C)	any sublease or other sub tenancy agreement or occupancy arrangement in respect of any part of the Premises and any rental, fees or money payable under any of them;

(ii)	have regard to the rates of rent payable for comparable premises in comparable locations;

(iii)	consider the Premises as available for use for the highest and best use for which the Premises may be lawfully used and for which the Premises are actually configured;

(iv)	assume that all covenants on the part of the Tenant and the Landlord in this Lease have been fully performed and observed on time;

(v)	disregard all rent free periods, financial contributions, allowances or inducements, whether in cash or kind, or other concession given to tenants at comparable premises;

(vi)	if the Premises have been damaged, destroyed or rendered inaccessible in whole or part, assume that they have been reinstated or made accessible (as appropriate);

(vii)	have regard to any Car Parking Spaces and other areas provided to the Tenant if no Licence Fee or a Licence Fee below market rate is payable in relation to them.

(g)	The current market rent as determined by the Valuer will be the Rent as and from the relevant Review Date.

(h)	The Costs of the Valuer must be borne and paid by the Landlord and the Tenant in equal shares.

(i)	Where there is a determination of the Rent under clause 4.5 the amount of Rent payable by the Tenant from the Review Date pending the completion of that determination is the Rent payable immediately before the relevant Review Date.

4.6	Not applicable

4.7	Fixed increase in Rent

On each Review Date for which a fixed percentage increase is specified in Item 10, the Rent payable on and from the relevant Review Date will be the Rent payable immediately before that Review Date increased by the percentage specified against that date in Item 10.

4.8	Rent payable after review

Despite any other provision of this Lease, the Rent payable after a review of Rent as and from the relevant Review Date until the next review will be the greater of:

(a)	the Rent as determined under clause 4.4, 4.5 or 4.7 (as appropriate); and

(b)	the Rent payable immediately before the relevant Review Date.

5.	OUTGOINGS

5.1	Tenant’s Outgoings

The Tenant must pay to the Landlord a proportion of the Outgoings for each Outgoings Year calculated as follows:

TOC =	(TP x O x N)	+ TO
Y

where:

TOC	=	Tenant’s Outgoings Contribution;
TO	=	any Outgoings which are separately assessed on the Premises or which in the Landlord’s reasonable opinion are wholly attributable to the Premises or to the Tenant’s use or occupation of the Premises;
TP	=	the Tenant’s Proportion;
N	=	the number of days of the Term or holding over period (as appropriate) falling within the relevant Outgoings Year;
Y	=	365 (or 366 in the case of a leap year); and
O	=	Outgoings for the relevant Outgoings Year other than TO.

5.2	Landlord’s estimate

The Landlord:

(a)	must notify the Tenant of the Landlord’s reasonable preliminary estimate of the Tenant’s Outgoings Contribution for that Outgoings Year; and

(b)	may from time to time during that Outgoings Year by notice to the Tenant adjust the reasonable estimate of the Tenant’s Outgoings Contribution as may be appropriate to take account of changes in any of the Outgoings.

5.3	Payments on account

From the Commencing Date, the Tenant must pay on account of the Tenant’s Outgoings Contribution the relevant estimate advised under clause 5.2 by equal monthly instalments in advance on the same day and in the same manner as the Tenant is required to pay Rent under this Lease.

5.4	Yearly adjustment

(a)	After the end of each Outgoings Year the Landlord must give the Tenant a notice stating the Tenant’s Outgoings Contribution together with a statement setting out the total Outgoings actually paid by the Tenant for that Outgoings Year. If the Tenant wishes to have that statement audited the Landlord will, upon written request from the Tenant, act reasonably in providing the information required for such audit, and the audit will be at the cost of the Tenant. The Tenant will be responsible for the Landlord’s reasonable out of pocket costs of providing the information requested.

(b)	Within 30 days after the Landlord gives the Tenant the Outgoings notice under clause 5.4(a), the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between what the Tenant has paid on account of the Tenant’s Outgoings for the relevant Outgoings Year and what the Tenant should have paid, so that the Tenant shall have paid the correct amount of the Tenant’s Outgoings Contribution for that Outgoings Year.

5.5	Termination of lease

(a)	The Tenant’s Outgoings Contribution is payable for the period up to and including the Date of Termination.

(b)	On the Date of Termination, the Tenant must pay the Landlord’s reasonable estimate of the Tenant’s Outgoings Contribution as at the Date of Termination. Any amount paid by the Tenant must be taken into account in the yearly adjustment to be made under clause 5.4 in relation to the Outgoings Year in which such termination occurs.

5.6	Cost of Services

(a)	The Tenant must promptly pay all Costs for all Services (including for all sources of energy, electricity, gas, oil, water and telephone) separately supplied, metered, consumed or connected (as appropriate) to, in or on the Premises.

(b)	Upon taking occupation of the Premises, the Tenant shall arrange for the electricity supply separately metered to the Premises to be connected in the Tenant’s name from the date of occupation.

5.7	Landlord’s Rights Not Affected

Nothing in clauses 5.1 to 5.6 prevents the Landlord:

(a)	recovering from the Tenant the Tenant’s Outgoings Contribution; and

(b)	subject to clause 5.7(a), requiring the Tenant in any notice to pay to the Landlord a lump sum in respect of the Tenant’s Outgoings Contribution for a period which predates the notice.

5.8	Cleaning charge

If the Landlord elects to provide a cleaning service for the Premises the Tenant must pay the Landlord’s reasonable Costs of cleaning the Premises.

5.9	After hours Air-Conditioning

(a)	If the Tenant requests the Landlord to provide air-conditioning to the Premises outside of the Building Hours (After Hours Air-Conditioning), the Tenant must pay all charges associated with the provision by the Landlord of the After Hours Air-Conditioning.

(b)	In the event that other parties on the floor of the Building where the Premises are located also require the Landlord to provide After Hours Air-Conditioning then the After Hours Air-Conditioning charges will be apportioned fairly for any cross over periods the After Hours Air-Conditioning is used by the Tenant as well as other occupiers referred to above.

5.10	Management Fee

To avoid doubt, the Management Fee is directly assessed on the Premises and forms part of TO in the formula contained in clause 5.1.

6.	GST

6.1	Definitions

Capitalised expressions which are not defined in clause 1.1 but which have a defined meaning in the GST Law (irrespective of whether they are capitalised in the GST Law) have the meaning given to them under the GST Law.

6.2	Payment of GST

The parties agree that:

(a)	all Payments have been set or determined without regard to the impact of GST;

(b)	if the whole or any part of a Payment is the consideration for a Taxable Supply for which the payee is liable to GST, the GST Amount in respect of the Payment must be paid to the payee as an additional amount, either concurrently with the Payment or as otherwise agreed in writing; and

(c)	the payee will provide to the payer a Tax Invoice.

6.3	Input Tax Credit

Despite any other provision of this Lease, if a Payment due under this Lease (including any contribution to Outgoings) is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the Payment shall exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

PART D        TENANT’S OBLIGATIONS

7.	USE OF PREMISES

7.1	Permitted use

The Tenant must only use the Premises for the Tenant’s Business unless the Landlord’s Consent is obtained.

7.2	No warranty as to use

The Landlord gives no warranty (either present or future) as to the suitability of the Premises or the use to which the Premises may be put. The Tenant:

(a)	accepts this Lease with full knowledge of and subject to any prohibitions or restrictions on the use of the Premises from time to time under any Law or Requirement;

(b)	must obtain, maintain and comply with at its Cost any consent or approval from any Authority necessary or appropriate for the Tenant’s Business under any Requirement or Law (including undertaking any works which are necessary as a result of the Tenant’s particular use of the Premises) and must not by any act or omission, default or misconduct cause or permit any consent or approval referred to in this paragraph (b) or the proceeding paragraph (c) to lapse or be revoked; and

(c)	must provide to the Landlord a copy of any consent or approval from any Authority required under any Requirement or Law for the lawful occupation by the Tenant of the Premises, the carrying out of the Tenant’s Business or the installation of the Tenant’s Fittings within five (5) Business Days of the relevant consent or approval being obtained by the Tenant.

7.3	Compliance with Laws and Requirements

(a)	The Tenant must comply with and observe at its Cost all Laws and Requirements:

(i)	in relation to the Premises, the Land or any of the Tenant’s Fittings; and

(ii)	in relation to or arising as a result of the use or occupation of the Premises from time to time, including those which arise as a result of the gender or number of persons in the Premises,

whether or not those Laws or Requirements are addressed to or are required to be complied with by either or both of the Landlord and the Tenant or by any other person.

(b)	Where any Law or Requirement is notified to or served on the Tenant, the Tenant must give a complete copy of it immediately to the Landlord.

(c)	Before complying with any Law or Requirement referred to in this clause 7.3 the Tenant must obtain the Landlord’s Consent, where required elsewhere under this Lease, and must otherwise observe the provisions of this Lease.

(d)	The Landlord may:

(i)	(without prejudice to any of the Landlord’s other rights) elect at the Tenant’s Cost to comply with any Law or Requirement (referred to in this clause 7.3) either in part or whole, including where the Tenant fails to comply within the appropriate time (being not less than 10 days, except in case of emergency where the Landlord may comply with any Law or Requirement immediately) with any of its obligations; and

(ii)	where the Landlord does exercise any rights referred to in clause 7.3(d)(i), elect to have the balance of any Law or Requirement complied with by the Tenant.

(e)	The Tenant is not required under this clause 7.3 to effect structural alterations or additions except those caused by, contributed to or arising from:

(i)	the nature of the Tenant’s Business;

(ii)	the number or gender of the Tenant and Tenant’s Employees; and/or

(iii)	any deliberate or negligent act or omission on the part of the Tenant or of the Tenant’s Employees.

(f)	The Tenant must on demand pay to the Landlord all Costs incurred in good faith by or on behalf of the Landlord in complying with any Law or Requirement referred to in this clause 7.3 as if that money were Rent in arrears.

(g)	The Tenant must not

(i)	breach any OH&S Law; or

(ii)	do or allow to be done, or omit or allow to be omitted anything which may result in the Landlord being in breach of any OH&S Law,

in connection with the Premises.

(h)	The Tenant must consult, co-operate and co-ordinate activities with the Landlord to ensure that the Landlord complies with the OH&S Law, including but not limited to taking reasonable steps to participate in any meetings, furnish and maintain current information and to take any other steps as agreed between the Tenant and the Landlord.

(i)	The Tenant must provide to the Landlord all information in respect of Reportable Political Donations or Gifts required to be disclosed by the Tenant pursuant to clause 147 of the Environmental Planning And Assessment Act 1979 (NSW) required in relation to any development application in connection with this Lease.

(j)	Not used.

(k)	The Tenant must not:

(i)	breach any Environmental Law, including any relevant reporting or disclosure obligation; or

(ii)	do or allow to be done, or omit or allow to be omitted anything which may result in the Landlord being in breach of any Environmental Law, including any relevant reporting or disclosure obligation, in connection with the Premises, the Land or the Estate.

(l)	The Tenant acknowledges that the Landlord has or may have mandatory reporting obligations which may include disclosure of information including the Tenant’s level of energy consumption in the Premises, green house gas emissions, energy efficiency initiatives and associated data records. The Tenant must:

(i)	provide any information reasonably required by the Landlord to comply with any such disclosure or reporting obligation so as to enable compliance with any Environmental Law, including without limitation by;

(A)	providing the Landlord with copies of any utility invoices, any utility usage information which accompanies such invoices and utility account numbers which relates to the Premises within twenty-one (21) days of receiving a written request from the Landlord;

(B)	permitting the Landlord to contact any of the Tenant’s utility service providers to obtain information regarding the Tenant’s usage of the utilities at the Premises; and

(C)	provide the Landlord with such information as the Landlord may reasonably require to assist the Landlord in achieving and maintaining the Environmental Objectives and obtaining a Building Energy Efficiency Certificate.

(ii)	If the Tenant does not provide the information required by the Landlord pursuant to this clause 7.3(k) the Tenant must pay to the Landlord on demand an amount equal to any expense fine or penalty incurred by the Landlord arising as a result of the Tenant’s default.

(m)	The Landlord gives operational control of the Premises to the Tenant for the purposes of the National Greenhouse and Energy Reporting Act 2007 and the National Greenhouse and Reporting Regulations 2008.

(n)	The Tenant must not submit any application for any development consent or planning permit (as applicable) without first obtaining the prior written consent of the Landlord.

(o)	The Tenant must co-operate with the Landlord to improve the Landlord’s environmental efficiency in the Building including:

(i)	promoting the reduction of greenhouse emissions; and

(ii)	ensuring the environmental sustainability of the Building’s resources and improving the Building’s energy efficiency.

(p)	The Tenant must comply with the UPSS Regulations.

7.4	Overloading

(a)	The Tenant must not place or store any heavy articles or materials on any part of the Premises that cause or are likely to cause structural or other damage to the Premises or the Building.

(b)	Any structural or other damage done to the Premises or the Building as a result of over-loading must be made good and/or paid for on demand by the Tenant (as appropriate) at the election of the Landlord. Any make good works under this clause will constitute Proposed Works.

(c)	The Tenant must not install any equipment or system on the Premises that overloads or may overload the electrical or other Services to the Premises or the Building.

(d)	If the Landlord at the request of the Tenant upgrades the Services to accommodate any equipment or system which the Tenant wishes to install, the Tenant must pay to the Landlord:

(i)	on demand the entire Cost to the Landlord of those alterations (including consultants’ fees); and

(ii)	if required by the Landlord, the estimated Cost of those alterations before they are commenced with any overpayment being refunded on completion.

The Landlord gives no warranty as to the suitability of any such alteration. To the extent permitted by Law, the Landlord is not under any obligation to install any “next generation national broadband service” in the Premises.

7.5	Other activities by Tenant

The Tenant must:

(a)	in respect of Appurtenances on the Premises:

(i)	not use any of them for any purpose other than those for which they were designed; and

(ii)	pay to the Landlord all reasonable Costs of making good any damage to any of them arising from any misuse, or otherwise caused, by the Tenant or the Tenant’s Employees.

(b)	not interfere with or obstruct access to any air conditioning or fire alarm system installed on or servicing the Premises;

(c)	not affix any television or radio mast, antennae or satellite dish to any part of the Premises;

(d)	not use or operate any musical or other instrument or other sound or picture producing equipment on the Premises if that instrument or equipment is audible or visible from outside the Premises;

(e)	keep the Premises clean and free of accumulated rubbish, pests and vermin

(f)	ensure all waste paper or rubbish is deposited in proper receptacles;

(g)	if any infectious illness occurs on the Premises:

(i)	immediately notify the Landlord and all proper Authorities; and

(ii)	where that illness is confined to the Premises, at its Cost thoroughly fumigate and disinfect the Premises to the satisfaction of the Landlord and all relevant Authorities;

(h)	not permit tobacco smoking within the Premises or any part of the Estate other than in any area (if any) designated by the Landlord from time to time;

(i)	not keep any animals or birds in the Premises;

(j)	not do or carry on in the Premises any harmful or offensive trade, business or occupation or anything which causes or may cause annoyance, nuisance, damage or disturbance to the occupiers or owners of any nearby premises or to the Landlord;

(k)	not hold any auction, bankrupt or fire sale on the Premises;

(l)	not prepare or cook food except in areas which may be provided and which are approved by the Landlord for that purpose such approval not to be unreasonably withheld;

(m)	not obstruct or use the Common Areas for any purpose other than access and egress.

7.6	Emergency evacuation procedures and drills

The Tenant must at its own Cost and risk comply with all requirements of the Landlord and any Authority in relation to emergency evacuation drills and procedures.

7.7	Securing of Premises

The Tenant must ensure the Premises are securely locked and fastened at all times when the Premises are not occupied.

7.8	Keys and access cards

The Tenant:

(a)	must only provide Keys to employees of the Tenant and must keep current a list of the recipients of Keys and their status from time to time;

(b)	must promptly on request from the Landlord provide the Landlord with an up-to-date copy of the list referred to in sub-paragraph (a);

(c)	must pay promptly on demand by the Landlord all Costs however arising where any Key is lost, stolen, destroyed or mutilated, including any Cost to or Claim against the Landlord arising from anything done with any stolen or lost Key;

(d)	agrees that all Keys held by the Tenant during its occupancy, whether provided by the Landlord or made or obtained by the Tenant for its own use, must be surrendered to the Landlord on the Date of Termination; and

(e)	will have access to the Premises 24 hours a day, 7 days a week subject to the provisions of this Lease.

The Landlord will (at Lease commencement for the initial term) provide to the Tenant free of charge one access card per 10 square metres of the Premises. Any additional access cards will be at the Tenant’s cost.

8.	SIGNAGE

8.1	Landlord’s consent required

The Tenant must not display any sign on any external surface of the Premises except with the Landlord’s Consent.

8.2	Permitted Signage

The Tenant is permitted, at the Tenant’s Cost, to install and maintain the Permitted Signage provided that:

(a)	the Permitted Signage is:

(i)	of a colour, size, style, content and location approved by the Landlord;

(ii)	installed in accordance with plans and specifications approved by the Landlord;

(iii)	installed and maintained in a good and workmanlike manner;

(iv)	installed and maintained in accordance with Law, all prescribed or applicable Standards and with the requirements of all relevant Authorities; and

(b)	the Tenant obtains and maintains the consent of all Authorities from time to time required in connection with the installation and operation of the Permitted Signage and complies with all such consents.

8.3	Make good obligations in connection with Permitted Signage

The Tenant must make good any damage to the Premises caused by the Permitted Signage or by any act or omission of the Tenant (or the Tenant’s Employees) in connection with the installation, maintenance testing or removal of the Permitted Signage.

8.4	Maintenance of Permitted Signage

The Tenant must maintain the Permitted Signage in a good state of repair and in working order.

8.5	Signage Guidelines

Without limitation, all signage erected by or on behalf of the Tenant must be in accordance with the Landlord’s signage guidelines from time to time.

9.	MAINTENANCE, REPAIRS, REDECORATION AND CONTAMINATION

9.1	Repairing obligations

(a)	The Tenant acknowledges that the Premises are in good repair and condition at the commencement of the Term.

(b)	The Tenant must, during the Term, keep the Premises and the Tenant’s Fittings in good repair and condition. That obligation excludes:

(i)	fair wear and tear;

(ii)	damage to the Premises caused by fire, storm or tempest or any other risk covered by any insurance taken out by the Landlord in respect of the Premises (other than where caused or contributed by the act, omission, neglect, default or misconduct of the Tenant or the Tenant’s Employees); and

(iii)	structural work except where required as a result of the act, omission, negligence or default of the Tenant or the Tenant’s Employees or as a result of the particular use made of the Premises by the Tenant or the Tenant’s Employees.

(c)	The Tenant must, at its Cost:

(i)	immediately make good any damage to the Premises, Land or Common Areas to the extent caused or contributed to by any act or omission of the Tenant or of the Tenant’s Employees or by its or their use or occupancy of the Premises, Land or Common Areas or by the installation use or removal of the Tenant’s Fittings;

(ii)	immediately replace all glass broken by the Tenant or by any of the Tenant’s Employees;

(iii)	promptly replace all defective lighting within the Premises;

(iv)	repair or where appropriate replace any of the Landlord’s Fixtures which are broken or damaged by the Tenant or by any of the Tenant’s Employees except that, unless the Landlord notifies the Tenant to the contrary, those repairs or replacements must only be carried out by the Landlord but at the Tenant’s Cost; and

(v)	in respect of the Premises, Services or Tenant’s Fittings, comply with the reasonable requirements of the Landlord as communicated to the Tenant by the Landlord from time to time with respect to any maintenance and repair required to be undertaken such that any warranties or guarantees relevant to the Premises, Services or Tenant’s Fittings are maintained and not voided.

9.2	Notice to Landlord of damage, accident etc.

The Tenant must immediately notify the Landlord of any damage, accident or defect to the Premises or any circumstances likely to result in the same.

9.3	Contamination

(a)	The Tenant must not do anything during the term of the Lease which will or may result in Contamination of the Premises, the Land or the Estate.

(b)	If Contamination at the Premises, the Land or the Estate occurs in contravention of clause 9.3(a) then the Tenant must immediately notify the Landlord and promptly remediate such Contamination to the satisfaction of the Landlord and any relevant Authorities in accordance with all relevant Laws, Requirements and Standards.

(c)	If any Contamination which occurs in contravention of clause 9.3(a) is being remediated, or remains to be remediated, pursuant to clause 9.3(b) after the Date of Termination, the Tenant must continue to pay the Landlord a monthly licence fee equivalent to the Rent, Amortisation Rent and Tenant’s Outgoings Contribution payable immediately before the Date of Termination until such remediation is complete to the satisfaction of the Landlord. The Tenant must not use the Premises for any purpose other than for carrying out the remediation during this period.

(d)	The Tenant indemnifies the Landlord against all Environmental Liability which the Landlord sustains as a result of, or in connection with, any Contamination of the Premises, the Land or the Estate caused or contributed to by the Tenant.

9.4	Redecoration

Despite any other provision in this Lease, the Tenant must Redecorate the Premises to the satisfaction of the Landlord at each Redecoration Date.

10.	BANK GUARANTEE

10.1	Tenant to provide

On or before the Commencing Date, the Tenant must deliver to the Landlord a Bank Guarantee securing the performance of the obligations of the Tenant under this Lease.

10.2	Default by Tenant

(a)	If any Event of Default occurs the Landlord may, without prior notice to the Tenant, demand payment under the Bank Guarantee in or towards making good any loss or damage sustained by the Landlord as a result of that event.

(b)	If the Landlord demands payment under the Bank Guarantee the Tenant must promptly provide a replacement or additional Bank Guarantee equal to the amount demanded or applied by the Landlord under clause 10.2(a).

(c)	No action by the Landlord under clause 10.2(a) will operate as a waiver of the relevant Event of Default.

10.3	Tenant to keep current

The Tenant must at all times ensure that any Bank Guarantee is kept current and enforceable.

10.4	Transfer by Landlord

If at any time during the Term the Landlord transfers the Landlord’s interest in the Land the Tenant must at the request and cost of the Landlord provide to the Landlord a replacement Bank Guarantee in favour of the transferee. The Landlord is permitted to deliver the existing Bank Guarantee held by the Landlord under this clause 10 to the transferee.

10.5	Return of guarantee

Subject to clause 10.2, the Landlord must return every Bank Guarantee to the Tenant promptly following (as appropriate):

(a)	the latest to occur of the following:

(i)	the date 1 month after the Date of Termination;

(ii)	the making good of all defects and yielding up of the Premises as required by this Lease; and

(iii)	the compliance by the Tenant with all of its obligations under this Lease; or

(b)	receipt by the Landlord of a replacement Bank Guarantee in accordance with clause 10.2 or 10.3.

PART E        LANDLORD’S RIGHTS AND OBLIGATIONS

11.	LANDLORD’S RIGHTS

11.1	Landlord’s right of access

(a)	Subject to clause 11.1(b), the Landlord may at all reasonable times on giving to the Tenant reasonable notice enter the Premises to:

(i)	view the state of repair and condition of the Premises; or

(ii)	monitor the environmental efficiency of the Building including collection of data and installation of meters to measure the use of the Building’s resources.

Nothing in this clause 11.1(a) requires the Landlord to install meters or bear the cost of such installation.

(b)	In the case of an emergency or to secure the Premises the Landlord may enter the Premises without notice at any time.

11.2	Enforcement of repairing obligations

If the Landlord notifies the Tenant of the Tenant’s failure to Redecorate, repair, replace or clean the Premises in accordance with this Lease and the Tenant fails to rectify the default within a reasonable time the Landlord may elect to do those works or satisfy that obligation and will be entitled to claim any Cost incurred from the Tenant.

11.3	Landlord may enter to repair

If:

(a)	the Landlord wishes to:

(i)	carry out any repairs to the Premises it reasonably considers necessary or desirable; or

(ii)	do anything which the Landlord is obliged to do under this Lease; or

(b)	any Authority requires any repair or work to be undertaken on the Premises which the Landlord must or in its absolute discretion elects to do and for which the Tenant is not liable under this Lease, then the Landlord, its architects, workmen and others authorised by the Landlord may at all reasonable times on giving to the Tenant reasonable notice (except in the case of an emergency when no notice is required) enter and carry out any of those works and repairs or do the things which the Landlord is obliged to do. In so doing the Landlord must use reasonable endeavours not to cause undue inconvenience to the Tenant or to the conduct of the Tenant’s Business.

11.4	For Sale/Let

The Landlord acting reasonably may place for sale or for lease advertisements on any part of the Premises or the Building and after giving reasonable notice to the Tenant may show interested parties through the Premises provided it uses reasonable endeavours to minimise inconvenience to the Tenants Business.

11.5	Restricted Access

The Landlord may close the Building or restrict access to the Premises in an emergency or where the Landlord considers such action reasonably necessary for the safety of any person or property and the Tenant releases the Landlord from all liability in relation to such action.

11.6	Landlord’s Signage

The Landlord may display the Landlord’s business name and logo on a sign or monument on:

(a)	the Land; and

(b)	the Premises (but not the Building),

and may enter onto the Premises to maintain that signage.

11.7	Quiet Enjoyment

If the Tenant observes and performs all of its obligations under this Lease the Tenant may occupy and enjoy the Premises, subject to the terms of this Lease, without interruption by the Landlord.

11.8	Services

Subject to anything to the contrary in this Lease, the Landlord and all persons claiming by, through or under the Landlord may, after giving reasonable notice (except in the case of an emergency where no notice is necessary) install, maintain, use, repair, alter, service and replace any Services or any part of them including any pipe, duct, wire and plant.

11.9	Easements

The Landlord may for:

(a)	the purpose of the provision of public or private access to the Premises and the Estate;

(b)	the purpose of rectifying any encroachment;

(c)	the support of structures in the future erected on or from adjoining land; or

(d)	any Service,

dedicate land or transfer, grant or create or take the benefit of any easement or other right to or from, or enter into any arrangement or agreement with, any owners, tenants or occupiers or others having an interest in any land (including the Land) near the Premises or with any Authority (under any valid and enforceable requirement of that Authority) as the Landlord thinks fit. This Lease will be taken to be subject to that easement or other right as envisaged by this clause 11.9, and, without prejudice to the rights of the Landlord under this clause, the Tenant must promptly on request by the Landlord confirm its consent to that easement or other right to the relevant Authority.

11.10	Further Construction

(a)	The Landlord reserves the right at any time to construct or permit the construction of any buildings or works on any part or parts of the Estate (excluding the Premises) and to add to or permit to be added to (whether by the construction of additional storeys or in any other manner) and to vary, alter or reduce or permit to be varied, altered or reduced any buildings, erections, improvements or works in or on the Estate (including the Building) at any time and from time to time as the Landlord sees fit. The Landlord further reserves the right to vary, modify or relocate any part or parts of the Common Areas resulting from the construction of any buildings or works or otherwise.

(b)	Subject to clause 11.10(c), the Tenant acknowledges that it is not entitled to and will not make any Claim for an injunction, damages, rent abatement or compensation arising out of the construction of any building, any works or operations associated with alterations and additions or dust, noise, the imposition of access restrictions or other inconvenience or disturbance to the Tenant or the Tenant’s Business which might arise from any alterations and additions.

(c)	The Landlord must use its reasonable endeavours to ensure that the construction of any building, any works or operations associated with alterations and additions or dust, noise, the imposition of access restrictions or other undue inconvenience is minimised so that no material disruption is caused to the Tenant or the Tenant’s Business.

(d)	The Landlord agrees that any increase in Outgoings payable by the Tenant as a result of further construction pursuant to this clause will be capped at 10% increase from the Outgoings payable in the Outgoings Year immediately preceding the further construction being completed.

11.11	Change of Landlord

(a)	If the Landlord:

(i)	sells its interest in the Land; or

(ii)	grants a concurrent lease over the Premises,

so that the Tenant becomes obliged to perform its obligations under this Lease in favour of another person, then the Tenant must enter into those documents the Landlord or that other person reasonably requires, at the Landlord’s or that other person’s cost, to enable that other person in its name to enforce the benefit of all obligations owed by the Tenant under this Lease.

(b)	An obligation owed by the Tenant to the Landlord which is due for performance before an event described in paragraphs 11.11(a) occurs remains owing to the person who is the Landlord at the time that event occurred and not its assignee, tenant or landlord and may be enforced by that person in its own name.

11.12	Services maintenance

(a)	The Landlord must use reasonable endeavours to keep the supply and maintenance of Services to the Premises (excluding within the Premises where it is an obligation of the Tenant under this Lease) in operational order.

(b)	For the avoidance of doubt this clause places no obligation on the Landlord to arrange for the provision of Services to the Premises on behalf of the Tenant and the Tenant is responsible for arranging its own supply of Services with relevant suppliers.

(c)	Nothing in this clause 11.12 prevents the Landlord from recovering the reasonable costs of complying with this clause as part of the Outgoings payable by the Tenant, provided that costs of capital repairs cannot be recovered as Outgoings.

11.13	Building structure

The Landlord will use reasonable endeavours to maintain the structure of the Building and Premises subject to fair wear and tear.

11.14	Essential Services

(a)	The Landlord acknowledges that the following Services are considered essential services by the Tenant:

(i)	Air conditioning;

(ii)	Power; and

(iii)	Lifts

(the Essential Services).

(b)	The Landlord will use reasonable endeavours to maintain the Essential Services in working order and to repair any faults from time to time, provided that the Tenant must not make any Claim arising from or in any way related to:

(i)	any interruption to the supply of the Essential Services where that interruption is beyond the reasonable control of the Landlord or its agents or employees; or

(ii)	any failure of the Essential Services which results from any act or omission of the Tenant or the Tenant’s Employees.

(c)	The Landlord agrees to maintain during the Term contracts with reputable contractors for the repair and maintenance of Essential Services;

(d)	If requested in writing by the Tenant (but not more than once a year), the Landlord will provide details of contractors engaged and type of service provided as evidence that the contracts referred to in paragraph (c) are in force, but nothing in this clause requires the Landlord to provide copies of contracts to the Tenant;

(e)	The Tenant acknowledges that the costs of the contractors referred to in clause 11.14(c) form part of Outgoings payable by the Tenant;

(f)	If any of the Essential Services fails or fails to perform to the specification and standard for which it was designed and installed to operate (other than due to any act or omission of the Tenant or the Tenant’s Employees);

(i)	the Tenant serves a notice on the Landlord advising of the failure; and

(ii)	the Landlord has not taken reasonable steps to rectify the failure within three (3) Business Days, and the failure of the Services either:

(A)	constitutes an emergency: or

(B)	would otherwise have a material and adverse impact on the operation of the Tenant’s Business then the Tenant may arrange for the incumbent base building contractor to carry out the necessary repairs and the Landlord must pay the Tenant’s Costs of exercising its rights under this provision within 30 days after receipt of a tax invoice from the Tenant.

11.15	Chilled water and risers

The Tenant shall have reasonable access to any available chilled water for supplemental cooling purposes and, if required, reasonable access to any available risers for communication cabling, provided that such chilled water or risers are owned or controlled by the Landlord, provided that such access to and use of chilled water or risers:

(a)	does not impose an obligation on the Landlord to upgrade its chilled water system or plant to accommodate the Tenant’s use;

(b)	does not adversely affect other occupiers of the Estate;

(c)	does not impact on base building air-conditioning plant; and

(d)	any proposed use or works by the Tenant pursuant to this clause must first be approved in writing by the Landlord and the provisions of clause 12.1 will apply to any proposed works by the Tenant.

11.16	Landlord’s obligations

Subject to the Tenant complying with its obligations under this Lease, the Landlord must use reasonable endeavours to:

(a)	keep the Premises watertight;

(b)	maintain the Building structure and keep the Premises in good structural repair (provided that the Landlord is not required to carry out works under this clause to the extent that the need for repair or maintenance is caused or contributed to or arises from any deliberate or negligent act or omission on the part of the Tenant or the Tenant’s Employees); and

(c)	keep the Building insured to its full replacement value, provided that nothing in this clause prevents the Landlord from recovering the costs associated in doing so as Outgoings.

PART F        TENANT’S RESTRICTIONS

12.	TENANT’S RESTRICTIONS

12.1	Alterations to Premises

(a)	The Tenant must not carry out or permit the carrying out of any Proposed Work without the Landlord’s Consent.

(b)	In seeking the Landlord’s Consent the Tenant must submit to the Landlord plans and specifications of the Proposed Work.

(c)	If the Landlord consents to any Proposed Work, the Landlord requires (unless it notifies otherwise), as a condition of the Landlord’s Consent, that:

(i)	any Proposed Work will be at the Cost of the Tenant and will be supervised by a person approved by the Landlord;

(ii)	any Proposed Work be carried out in a fit and proper manner by contractors or tradesmen approved by the Landlord;

(iii)	the Tenant pay on demand all reasonable Costs incurred by the Landlord in considering the Proposed Work and its supervision, including the fees of architects or other building consultants properly engaged by or on behalf of the Landlord;

(iv)	the Tenant obtains, keeps current and complies with all necessary approvals and permits from all Authorities necessary to enable any Proposed Work to be carried out in accordance with the Law and any applicable Standards. On request by the Landlord the Tenant must give for inspection by the Landlord copies of all those approvals and permits;

(v)	on completion of the Proposed Work the Tenant immediately obtains and gives to the Landlord a copy of any certificates of compliance or satisfactory completion issued by the appropriate Authority or necessary to legally use or occupy the Proposed Work, together with as built drawings and such air balancing information as the Landlord reasonably requires;

(vi)	the Tenant on demand reimburses the Landlord for any reasonable Cost incurred by the Landlord as a result of the Proposed Work being carried out, including any resulting modification or variation to the Premises;

(vii)	prior to the Date of Termination the Tenant restores the Premises and all Services to them to their configuration and condition immediately before the Proposed Work was carried out unless the Landlord confirms in writing that such restoration is not required; and

(viii)	the Tenant take out contracts works insurance to fully cover the Proposed Work together with any other insurance reasonably required by the Landlord.

(d)	The Tenant must at its own Cost comply with all reasonable conditions imposed by the Landlord as part of its consent to the Proposed Work.

(e)	If the Tenant (including if acting as agent for the Landlord) carries out any Proposed Work to which OH&S Law applies:

(i)	the Landlord appoints the Tenant to any position under the OH&S Law necessary for the Tenant to comply with any OH&S Law, including but not limited to the position of principal contractor;

(ii)	the Landlord authorises the Tenant to exercise whatever authority is necessary for the Tenant to discharge the responsibilities of the appointment under clause 12.1(e)(i);

(iii)	the Tenant must comply with and ensure that the Proposed Work is carried out in accordance with OH&S Law; and

(iv)	the Tenant is responsible for the Proposed Work at all times until it is completed.

(f)	Without limitation, all Tenant’s Fittings, installed on or after the Commencing Date, must be in accordance with the Landlord’s fitout guidelines as communicated to the Tenant from time to time.

12.2	Alterations or additions to Landlord’s Fixtures and Services

Subject to clause 12.1, the Tenant must not, without the Landlord’s Consent, install, interfere with or make any connections to the Landlord’s Fixtures, Services or Appurtenances.

12.3	Flammable Substances

The Tenant must not store or use flammable or explosive substances on or in the Premises unless they are necessary and proper for the Tenant’s Business and the Tenant, at its Cost, complies with all Laws, Standards and Requirements in relation to them.

12.4	Fire Regulations

The Tenant must, at its Cost, comply with all Laws, Standards and Requirements in relation to sprinklers, fire alarms and fire prevention in respect of the Premises beyond the Base Building Compliance Level (which is the Landlord’s responsibility).

The Tenant must at its cost ensure that the Premises are compliant with all such Laws, Standards and Requirements as a result of any Proposed Work, Tenant’s Fittings, partitions, fitout, use, racking, plant equipment and must, if it fails to maintain compliance at its Cost, pay the Landlord all Costs (including legal costs on an indemnity basis) of the Landlord in ensuring the Tenant complies with its obligations.

PART G        TRANSFER OF INTEREST

13.	DEALINGS BY TENANT

13.1	No disposal of Tenant’s interest

The Tenant must not assign, transfer, sublet, licence or otherwise deal with or part with possession of the Premises or this Lease, any part of them or any interest in them or attempt to do so.

13.2	Assignments and subleases

The Tenant will not breach clause 13.1 in respect of a proposed assignment or sublease if:

(a)	there is no subsisting Event of Default at the date of proposed assignment or sublease;

(b)	the Tenant pays to the Landlord all reasonable Costs incurred by the Landlord (whether or not the proposed assignment or sublease proceeds to completion) of and incidental to the proposed assignment or sublease;

(c)	in the case of an assignment, the Tenant proves to the satisfaction of the Landlord that the incoming tenant is respectable, responsible and solvent and capable of complying with the Tenant’s covenants and other terms and conditions of this Lease;

(d)	in the case of a proposed sublease, the Landlord acting reasonably approves that sublease and, if the rental rate for that sublease is lower than either the market rent for the Premises (as estimated by the Landlord) or the passing rent under this Lease, the Tenant and the incoming tenant both acknowledge that this is the case in the deed referred to in clause 13.2(e);

(e)	the Tenant and the incoming tenant enter into a deed with the Landlord in the form reasonably required by the Landlord which includes provisions that the incoming tenant:

(i)	if an assignee, will comply with all of the Tenant’s obligations under this Lease on and from the date of assignment; or

(ii)	if a subtenant:

(A)	will not cause or contribute to a breach of this Lease;

(B)	will comply with the terms of this Lease in so far as they affect the subleased premises;

(C)	will provide such security as the Landlord reasonably requires if the subtenant ever becomes the direct tenant of the Landlord; and

(D)	acknowledges that the sublease will end automatically without any liability to the Landlord if this Lease ends for any reason, and the term of the sublease ends at least one day before the Terminating Date; and

(f)	the Tenant and the incoming tenant comply with the Landlord’s reasonable requirements in relation to the documentation, stamping and registration of the proposed assignment or sublease; and

(g)	in the case of an assignment, the incoming tenant provides such guarantees (corporate and financial), in a form acceptable to the Landlord acting reasonably, in respect of the obligations and covenants of the incoming tenant during the remainder of the Term and any Further Term. Without limitation, the Bank Guarantee amount will increase to not less than the amount equivalent to the annual average of the Landlord’s then estimate of the sum of 12 months’ Rent and Tenant’s Outgoings Contribution (plus GST on those amounts) taken over the balance of the Term commencing on the date of the assignment. Item 15 will be amended to reflect any changes to the Bank Guarantee amount that the Landlord requires the incoming tenant to provide under this clause.

Provided that the Tenant complies with the provisions of clause 13 the Landlord’s consent to a proposed sublease or assignment will not be unreasonably withheld or delayed. An assignment of part of this Lease is prohibited.

13.3	Corporate ownership

If the Tenant is a company, other than a company whose shares are listed on any Australian Stock Exchange, any change, or series of changes, in the shareholding of the Tenant or a holding company of it effectively altering the control of the Tenant as at the Commencing Date is deemed to be an assignment of this Lease. In that case the Tenant and the holding company must not:

(a)	register, record or enter in their books any transfer of any share or shares in the capital of the Tenant or the holding company;

(b)	deal with any beneficial interest in any such share or shares;

(c)	issue any new share or shares; or

(d)	take or attempt to take any action having the effect:

(i)	of effectively altering the control of the Tenant; or

(ii)	that the shareholders of the Tenant at the date of this Lease together beneficially hold or control less than 51% of the voting rights of capital in the Tenant,

until after the Tenant has complied with the conditions of clause 13.2 as though an assignment was proposed.

Despite the provisions of this clause, while Fleetmatics Pty Ltd ACN 140 906 510 is the Tenant in lawful occupation of the Premises the Tenant will not be required to comply with the provisions of clause 13.2 if an alteration in the control of the Tenant occurs, provided that the Ultimate Holding Company (as that term is defined in the Corporations Act 2001 (Cth)) remains unchanged, and the Tenant notifies the Landlord in writing of the proposed alteration in its control prior to such alteration being finalised.

13.4	Unit Trust

If the Tenant is the trustee of a unit trust, unless the unit trust is listed on an Australian Stock Exchange, any change, or series of changes, in the ownership of units in the unit trust or a holding trust effectively altering the control of the unit trust as at the Commencing Date is deemed to be an assignment of this Lease. In that case the Tenant and the holding trust must not:

(a)	register, record or enter in their books any transfer of any unit or units in the Unit Trust or the holding trust;

(b)	deal with any beneficial interest in any such unit or units;

(c)	issue any new unit or units; or

(d)	take or attempt to take any action having the effect:

(i)	of effectively altering the control of the unit trust;

(ii)	that the unitholders in the unit trust at the date of this Lease at any time cease to beneficially hold or control at least 51% of the units in the unit trust,

until after the Tenant has complied with the conditions of clause 13.2 as though an assignment was proposed.

13.5	Charging Tenant’s interest

The Tenant must not mortgage, charge or otherwise grant security over this Lease or the Tenant’s interest in the Premises or goods within the Premises without the Landlord’s Consent.

13.6	Waiver

The Landlord is not required to sign any form of waiver, consent or release that adversely impacts on its rights and entitlements under this Lease. .

PART H        INSURANCE, RISK AND INDEMNITY

14.	INSURANCE AND INDEMNITIES

14.1	Insurances to be taken out by Tenant

The Tenant must:

(a)	take out on or before the Commencing Date and keep current during the Term a public risk insurance policy in respect of the Premises, any Car Parking Spaces and any areas licensed or used by the Tenant for an amount in respect of any single event of not less than the amount specified in Item 12 or such other amount as may be notified by the Landlord (acting reasonably) from time to time.

(b)	insure all plate glass windows and doors forming part of or within the Premises for not less than their full replacement value;

(c)	ensure that all insurance policies taken or to be taken out under this clause 14:

(i)	are taken out with an independent and reputable and APRA approved insurer which has a Standard & Poors rating of at least ‘A’ or equivalent;

(ii)	contain conditions acceptable to or reasonably required by the Landlord and the Landlord’s insurer;

(iii)	are on an occurrence, not a claims made, basis;

(iv)	note the interests of the Landlord, the Trustee and any mortgagee of the Premises; and

(v)	are not lapsed, terminated or forfeited;

(d)	whenever reasonably required by the Landlord, give to the Landlord every policy of insurance to be effected by the Tenant under this clause 14 and a certificate of currency from the insurer on or before the Commencing Date and on each anniversary of the insurance policy’s renewal date; and

(e)	pay all premiums and other money payable in respect of any policy whenever they are due and payable.

14.2	Effect on Landlord’s insurances

(a)	The Tenant must not, without the Landlord’s Consent, do anything to or on the Premises which will or may:

(i)	increase the rate of any insurance on the Premises or on any property in them;

(ii)	prejudice any insurance policy; or

(iii)	conflict with any Law, Standard or any Requirement or with any requirement of the Landlord’s insurer(s) relating to fires or fire safety or prevention or with any insurance policy in respect of the Premises or any property in them.

(b)	The Tenant must pay to the Landlord on demand all extra Costs of insurance on the Premises or other premises on the Estate and on any property in them (if any are required) on account of the extra risk caused by the Tenant’s use or occupation of the Premises.

14.3	Exclusion of Landlord’s liability

(a)	All property on the Premises is there at the sole risk of the Tenant.

(b)	The Landlord, its servants and agents are not liable for any Claim that the Tenant or the Tenant’s Employees or any person claiming by, through or under the Tenant may incur or make or which arises from:

(i)	any fault in the construction or state of repair of the Premises or any part of it or the Landlord’s Fixtures;

(ii)	any defect in any Service or any Appurtenance; or

(iii)	water, air conditioning or other sources of energy or fuel,

or from any other cause except to the extent caused by the negligence or omission of the Landlord or its servants or agents.

(c)	The Tenant releases the Landlord and its servants and agents from liability in respect of any:

(i)	Claim relating to any property of the Tenant or any other person on the Premises, the Estate or any part of them; and

(ii)	damage or injury to any person or property on the Premises or on any land in the Estate,

except to the extent that the Claim, damage or injury is caused by the negligence or omission of the Landlord or its servants or agents.

14.4	Indemnities

The Tenant indemnifies the Landlord in respect of all Claims for which the Landlord is or may become liable, whether during or after the Term, including any deductible payable by the Landlord pursuant to a Claim under any insurance policy, in respect of or arising from:

(a)	any loss, damage or injury to property or person or death to a person caused or contributed to by:

(i)	any wilful or negligent act or omission;

(ii)	any default under this Lease; and/or

(iii)	the use of the Premises, the Building or the Estate,

by or on the part of the Tenant or the Tenant’s Employees except to the extent caused by the negligence of the Landlord or its servants or agents;

(b)	the negligent or careless use or neglect of the Services and facilities of the Premises or the Appurtenances by the Tenant or the Tenant’s Employees or any other person claiming through or under the Tenant;

(c)	any overflow or leakage (including rain water or from any Service, Appurtenance or the Landlord’s Fixtures) originating from within the Premises;

(d)	the failure of the Tenant to notify the Landlord of any defect in any Service in or to the Estate of which the Tenant is aware; and

(e)	any loss, damage or injury relating to plate and other glass except where caused by the negligence of the Landlord or its servants or agents.

PART I        DAMAGE, ABATEMENT & REINVESTMENT

15.	DAMAGE AND DESTRUCTION

15.1	Consequences of Damage

(a)	If the Premises or any part of them are damaged or destroyed so that the Premises are wholly or substantially unfit for the occupation and use of the Tenant or (having regard to the nature and location of the Premises and the normal means of access) are wholly or substantially inaccessible then until the Premises have been restored or made fit for the occupation and use of the Tenant or are accessible (as appropriate) the Rent or a proportionate part of the Rent according to the nature and extent of the damage or destruction sustained, abates.

(b)	Unless the Landlord notifies the Tenant within 3 months after that destruction or damage occurs that it intends to reinstate the Premises or make the Premises fit for occupation and use or accessible (as appropriate), this Lease may be determined by not less than one month’s notice by either party.

(c)	If the Landlord notifies the Tenant of its intention to make good the destruction or damage under paragraph (b) and:

(i)	after that does not do so within a reasonable time (having regard to the nature and extent of the damage or destruction and the time expected to commence and to carry out the necessary works) after allowing for all approvals from Authorities, the Tenant may notify the Landlord of its intention to determine this Lease; and

(ii)	unless the Landlord, after receiving that notice, proceeds with reasonable expedition and diligence to commence or carry out the necessary works, the Tenant may determine this Lease by giving not less than one month’s notice to the Landlord. At the end of that second notice this Lease will be at an end.

(d)	If:

(i)	the damage or destruction has been caused or contributed to, or arises from, any act or omission of the Tenant or the Tenant’s Employees; or

(ii)	any insurance policy or policies for the Premises has been avoided, or payment of all or part of the policy money refused or reduced, as a result of the act or omission of the Tenant or the Tenant’s Employees, then the provisions of paragraphs (a), (b) and (c) of this clause do not apply and the Tenant is liable for the damage and loss suffered by the Landlord.

(e)	If, in the Landlord’s opinion, formed at any time in its absolute discretion, the damage to or destruction of the Premises or to any part of the Building is such that it is impractical or undesirable to reinstate the Premises or the relevant part of the Building, or make them fit for the occupation and use of, or render them accessible to, the Tenant, then the Landlord may determine this Lease by giving not less than one month’s notice to the Tenant. At the end of that notice this Lease will be at an end.

15.2	Liability

Neither the Landlord nor the Tenant is liable to the other because of the determination of this Lease under clause 15.1. That determination will be without prejudice to the rights of either party in respect of any preceding breach or non-observance of this Lease.

15.3	Dispute

(a)	Any dispute arising under clause 15.1 is to be determined by an appropriate independent person who is:

(i)	agreed between the Landlord and the Tenant and appointed jointly by them; or

(ii)	if they cannot agree, a member of a relevant professional body nominated (at the request of either the Landlord or the Tenant) by the Property Council of Australia Limited (from the division located in the same state as the Premises).

(b)	The appointed person:

(i)	must have substantial experience in relation to premises of a similar type within the area in which the Premises are located or other comparable area; and

(ii)	in making his determination must be instructed to act as an expert and not as an arbitrator.

(c)	The determination is final and binding on the parties.

(d)	The Cost of the determination is to be borne by either or both of the parties (and if by both of the parties in the proportion between them) as the person making the determination decides.

15.4	Landlord not obliged to reinstate

Nothing in this Lease obliges the Landlord to reinstate the Premises or the means of access to them if the Premises or part of them have been damaged or destroyed as outlined in clause15.1.

PART J        DEFAULT

16.	DEFAULT AND CONSEQUENCES

16.1	Events of Default

Each of the following is an event of default (whether or not it is in the control of the Tenant):

(a)	the Rent or any part of it is in arrears and unpaid for 7 days after it is due and the Landlord has demanded payment of same;

(b)	any money (other than Rent) payable by the Tenant to the Landlord is not paid within 7 days of the due date for payment;

(c)	the Tenant fails to perform or observe any of its other obligations under this Lease and has not rectified that failure within a reasonable time after receipt of written notice from the Landlord; and

(d)	an Insolvency Event in respect of the Tenant.

16.2	Essential terms

The obligations of the Tenant to:

(a)	pay Rent or any other money payable under this Lease to the Landlord;

(b)	use the Premises only for the Tenant’s Business;

(c)	maintain the Premises and the Tenant’s Fittings under clause 9.1;

(d)	obtain the Landlord’s Consent to any Proposed Work under clause 12.1;

(e)	comply with the prohibition on disposal of interests in clause 13.1;

(f)	obtain and keep current during the Term insurances as required under clause 14;

(g)	not prejudice any insurance policy in clause 14.2(a)(ii);

(h)	not conflict with any requirement in clause 14.2(a)(iii);

(i)	issue and keep current the Bank Guarantee as required under clause 10; and

(j)	not breach OH&S Law as required under clause 7.3(g),

(k)	comply with clauses 12.3 and 12.4,

are essential terms of this Lease.

16.3	Re-entry, termination or conversion

If an Event of Default occurs the Landlord, without prejudice to any other Claim which the Landlord has or may have or could otherwise have against the Tenant or any other person in respect of that default, may:

(a)	subject to any prior demand or notice as is required by Law, re-enter into and take possession of the Premises or any part of them (by force if necessary) and eject the Tenant and all other persons from them, in which event this Lease will be at an end; or

(b)	by notice to the Tenant terminate this Lease, and from the date of giving that notice this Lease will be at an end; or

(c)	by notice to the Tenant elect to convert the unexpired portion of the Term into a tenancy from month to month, in which event this Lease will be at an end but after that, and until the new tenancy is determined, the Tenant will be a monthly tenant on the same terms as are set out in clause 3.2.

16.4	Landlord may rectify

The Landlord may, but is not obliged to, at any time remedy any default by the Tenant under this Lease and do anything arising from the default that the Landlord considers necessary, provided that:

(a)	the Landlord has first given the Tenant a written notice specifying the default;

(b)	a reasonable time has passed having regard to the nature of the default within which to remedy the default (and that default has not been remedied); and

(c)	whenever the Landlord elects to do so all reasonable Costs incurred by the Landlord will be a liquidated debt and must be paid by the Tenant to the Landlord on demand.

16.5	Waiver

(a)	No:

(i)	failure to exercise and no delay in exercising any right, power or remedy under this Lease; or

(ii)	custom or practice existing between the parties in relation to this Lease,

operates as a waiver. No single or partial exercise of any right, power or remedy will preclude any other or further exercise of that or any other right, power or remedy.

(b)	No waiver by the Landlord of one breach of a covenant under this Lease is a waiver of another breach of that same covenant or of any other.

(c)	The demand by the Landlord for, or acceptance by the Landlord of, Rent or any other money payable under this Lease after default by the Tenant is not a waiver of any earlier breach by the Tenant. The subsequent acceptance by the Landlord of Rent or other money (as appropriate) is a waiver by the Landlord only in relation to the Tenant’s failure to make that particular payment when due.

(d)	Any waiver by the Landlord must be in writing to have the effect of constituting a waiver.

16.6	Offer of money after termination

Any money offered by the Tenant after the termination of this Lease under clauses 16.3(a) or (b) and accepted by the Landlord may be and (in the absence of an express election of the Landlord) will be applied on account of:

(a)	first: any Rent and other money accrued and due under this Lease but unpaid at the date of termination of this Lease; and

(b)	second: the Landlord’s Costs in relation to the termination.

16.7	Interest on overdue money

(a)	The Tenant must pay to the Landlord interest at the Default Rate on any Rent or other money due under this Lease (including money or Costs which are expressed to be payable or reimbursable to the Landlord on demand) but unpaid for 7 days.

(b)	Rent or money falling due for payment but unpaid as a result of a continuing breach of the same covenant bear interest at the rate applicable to the Rent or other money (as appropriate) which was due and unpaid when the breach of the covenant first occurred.

(c)	Interest payable under this clause 16.7 will:

(i)	accrue on a daily basis and be calculated on daily rests;

(ii)	be payable on demand or, if no earlier demand is made, on the first Business Day of each month where an amount arose in the preceding month or months;

(iii)	be calculated from the due date for payment of the Rent or other money (as appropriate) or, in the case of an amount payable by way of reimbursement or indemnity, the date of outlay or loss, if earlier, until the date of actual payment; and

(iv)	be recoverable in the same manner as Rent in arrears.

16.8	Landlord’s entitlement to damages

The Landlord’s entitlement to recover damages from the Tenant or any other person is not limited or affected by any of the following:

(a)	the abandonment or vacation of the Premises by the Tenant;

(b)	the Landlord’s election to re-enter the Premises or terminate this Lease;

(c)	the Landlord’s acceptance of the Tenant’s repudiation; or

(d)	the parties’ conduct (or that of any of their servants or agents) constituting a surrender by operation of Law.

16.9	Compensation

If the Landlord terminates this Lease following an Event of Default, breach of an Essential Term, the acceptance of a repudiation of this Lease or otherwise, then, without prejudice to its other rights, powers or remedies, the Landlord is entitled to recover loss of bargain damages from the Tenant subject to the Landlord’s obligation to mitigate its loss.

PART K        END OF LEASE

17.	MAKE GOOD

17.1	Tenant to yield up and remove its fittings

Despite any other provision in this Lease, the Tenant must at the Date of Termination:

(a)	reinstate the Premises to the Base Building Condition ,unless otherwise directed by the Landlord in writing, to the intent that if the Landlord or an incoming tenant of the Premises wishes to keep the fitout installed by the Tenant then the Tenant will only be required to reinstate to the Base Building Condition that part of the Premises where the fitout is not required by the Landlord or an incoming tenant; and

(b)	yield up the Premises in good repair and condition.

17.2	Tenant not to cause damage

The Tenant must at the Date of Termination:

(a)	use its reasonable endeavours not to cause or contribute to any damage to the Premises in the removal of the Tenant’s Fittings;

(b)	make good any damage caused to the Premises or the Estate in the removal of the Tenant’s Fittings; and

(c)	leave the Premises in a clean state and condition.

If the Tenant fails to do so the Landlord may make good and/or clean the Premises at the Cost of and as agent for the Tenant and recover from the Tenant the Cost to the Landlord of doing so as a liquidated debt payable on demand.

17.3	Failure by Tenant to remove Tenant’s Fittings

If the Tenant fails to remove the Tenant’s Fittings as required by clause 17.1, or in the event of termination under clause 16.3, the Landlord may:

(a)	cause the Tenant’s Fittings to be removed and stored in the manner the Landlord in its absolute discretion thinks fit at the risk and at the Cost of the Tenant; or

(b)	treat the Tenant’s Fittings as if the Tenant had abandoned its interest in them and they had become the property of the Landlord, and deal with them in the manner the Landlord thinks fit without being liable in any way to account to the Tenant for them.

17.4	Tenant to indemnify and pay Landlord’s Costs

The Tenant:

(a)	indemnifies the Landlord in respect of:

(i)	the removal and storage of the Tenant’s Fittings; and

(ii)	all Claims which the Landlord may suffer or incur at the suit of any person (other than the Tenant) claiming an interest in the Tenant’s Fittings by reason of the Landlord acting in any manner permitted under clause 17.3; and

(b)	must pay to the Landlord as a liquidated debt on demand any Costs incurred by the Landlord in exercising its rights under clause 17.3, including any excess of Costs over money received in the disposal of the Tenant’s Fittings under clause 17.3(b).

17.5	Rent and other payments to continue

The Tenant must continue to pay the Rent and all other payments payable under this Lease until such time that the Tenant has complied with its obligations under clauses 17.1 and 17.2.

17.6	Make good at option

(a)	If:

(i)	the Tenant has exercised its option to renew for the Further Term commencing on 1 March 2020; and

(ii)	the layout of the fitout in the Premises has remained as shown on the Fitout Plan,

then subject to subclause (b) below the provisions of clause 17.1(a), clause 17.3 and 17.4 will not apply to the intent that the Tenant will not be required to reinstate the Premises to the Base Building Condition at the end of the said Further Term.

(b)	Despite the provisions of clause 17.6(a) the Tenant will be required to reinstate or replace the carpet in the Premises to the condition it was in when the Tenant first took occupation of the Premises, if the Landlord so requires and using carpet tiles of a quality and colour acceptable to the Landlord. The Tenant acknowledges that the carpet in the Premises was new at the commencing date of the initial term of this Lease.

(c)	This clause 17.6 only applies whilst Fleetmatics Pty Ltd ACN 140 906 510 is the Tenant in lawful occupation of the Premises and does not apply if the lease for the Further Term is terminated earlier than its expiry date.

PART L        GENERAL

18.	TRUST PROVISIONS

If the Landlord enters into this Deed as custodian, responsible entity or trustee for a trust, the Landlord enters into this Deed in that capacity only, and the trust provisions set out in ATTACHMENT 6 apply to this Deed.

19.	CAR PARKING SPACES

19.1	Licence

The Landlord grants the Tenant a non-exclusive licence to use the number of Car Parking Spaces in the locations as designated by the Landlord from time to time.

19.2	Parking levy

The Tenant must pay to the Landlord on demand all amounts levied on the Landlord by any Authority in respect of the Car Parking Spaces, if any.

19.3	Tenant’s covenants

The Tenant must:

(a)	pay the Licence Fee in the same manner as payment of Rent;

(b)	not clean, grease, oil, repair or wash any motor vehicle in the Car Parking Spaces;

(c)	not deposit any rubbish in or about the Car Parking Spaces other than in designated rubbish bins;

(d)	not do or permit any act, matter or thing on the Car Parking Spaces which is likely to be a nuisance, annoyance or obstruction to the Landlord or other users, occupants or tenants of the Land;

(e)	not do or permit any act, matter or thing on the Car Parking Spaces which might in any way endanger any person or property whether the property of the Landlord or not;

(f)	indemnify the Landlord on demand against all Claims for death of or injury to persons or loss of or damage to property caused by the use of the Car Parking Spaces by the Tenant or the Tenant’s Employees or by a motor vehicle belonging to the Tenant or the Tenant’s Employees in the Car Parking Spaces;

(g)	at all times observe the reasonable requirements from time to time imposed by the Landlord (and notified to the Tenant) in connection with the use of the Car Parking Spaces and must comply with all Laws and Requirements relating to the Car Parking Spaces, the property of the

Tenant on it and the Tenant’s use of them on the same terms as the Tenant must comply with Laws and Requirements under clause 7.3; and

(h)	keep the Car Parking Spaces in the same condition as it is required to keep the Premises under clause 9.1, but nothing in this clause 19.3(h) requires the Tenant to maintain the structure of the Car Parking Spaces unless any structural works are required by any Law or Requirement which applies because of the Tenant’s use and occupation of the Car Parking Spaces or are required due to the Tenant’s failure to comply with its obligations under this Lease (including this clause 19) or any default, wilful act or omission or negligence of the Tenant or the Tenant’s Employees.

19.4	Risk and other provisions

The Tenant agrees that:

(a)	the rights conferred on the Tenant under this clause 19 may not be assigned or sublicensed except with an assignment or sublease of this Lease to the assignee or sublessee of the Lease;

(b)	the rights conferred on the Tenant under this clause 19 do not confer on the Tenant any estate or interest in the Car Parking Spaces;

(c)	any motor vehicle or other property in the Car Parking Spaces or otherwise on the Land is there at the risk of the Tenant and the Landlord is not responsible for the theft of or damage to any property or motor vehicle however arising or the theft of any of the parts or equipment of any motor vehicle or of any property left or contained in any motor vehicle; and

(d)	the Landlord may close the Car Parking Spaces or any part of them at any time when the Premises or any part of them are required to be closed:

(i)	by Law or otherwise for the safety of property or person; or

(ii)	for repair or renovation.

(e)	In carrying out any repairs or renovations under clause 19.4(d)(ii), wherever reasonably possible those repairs or renovations will be carried out outside the Tenant’s usual trading hours. In carrying out the repairs or renovations, the Landlord agrees to use reasonable endeavours to ensure that inconvenience to the Tenant is minimised insofar as is practical in the circumstances.

19.5	Termination

The licence granted under this clause 19 automatically expires or terminates on the Date of Termination and on that date the Tenant must remove any motor vehicles or any other property belonging to it or the Tenant’s Employees from the Car Parking Spaces. If the Tenant fails to do so, the Landlord may remove those motor vehicles and that property and the Landlord or any person authorised by the Landlord has the authority to do so at the risk and Cost of the Tenant. The Landlord may exercise the same rights it has under clause 17.3 with respect to Tenant’s Fittings with respect to those motor vehicles or that property.

19.6	Not used

19.7	Adjustment of Licence Fee

The Tenant acknowledges and agrees that the Licence Fee will be reviewed in the same manner and at the same time as Rent under this Lease except where a market review occurs the Licence Fee will increase by the same percentage as the increase in the Rent, if any, occurring as a result of that market review.

19.8	Additional car spaces

(a)	If during the Term of this Lease the Tenant informs the Landlord in writing that it requires additional car parking spaces, then the Landlord will, subject to availability and in its absolute discretion, licence the number of spaces required by the Tenant.

(b)	The licence offered by the Landlord to the Tenant pursuant to clause 19.8 will be on the same terms as the licence under this clause 19 and the Tenant will sign such documents as the Landlord may require to reflect the licence at the Tenant’s reasonable cost.

(c)	The Tenant will have the right to surrender any additional car parking spaces licensed to the Tenant pursuant to this clause 19.8 by giving the Landlord no less than three (3) months’ notice in writing.

(d)	This clause 20.9 only applies whilst Fleetmatics Pty Ltd ACN 140 906 510 or its assigns are the Tenant in lawful occupation of the Premises.

20.	MISCELLANEOUS

20.1	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Lease:

(a)	must (subject to clause 20.1(d)) be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

Landlord

The Trust Company Limited

Level 15

20 Bond Street

Sydney NSW 2000

Attention: Manager – Property & Infrastructure Custody

Fax: (02) 8295 8656

with a copy to:

Goodman Property Services (Aust) Pty Limited

Level 17

60 Castlereagh Street

Sydney NSW 2000

Attention: General Manager – Property Services

Fax: (02) 9230 7444

Tenant

Fleetmatics Pty Ltd

35 Saunders Street

Pyrmont NSW 2009

Attention:

Fax:

The Landlord agrees to provide copies of notices it serves on the Tenant pursuant to this clause 20.1 at to the below email address, or such other email address notified to the Landlord by the Tenant in writing. For the avoidance of doubt, the Landlord will have satisfied its obligation under this clause if it sends a copy of the notice to the below address, whether or not the recipient of the email actually receives that email.

(b)	must be signed by the sender or if a company, by its Authorised Officer; and

(c)	will be taken to have been served properly and conclusively:

(i)	in the case of delivery in person, when delivered to or left at the address of the recipient shown in this Lease (as the case may be) or at any other address which the recipient may have notified to the sender;

(ii)	in the case of facsimile transmission, when recorded on the transmission result report unless:

(A)	within 24 hours of that time the recipient informs the sender that the transmission was received in an incomplete or garbled form; or

(B)	the transmission result report indicates a faulty or incomplete transmission; and

(iii)	in the case of mail, on the third Business Day after the date on which the notice is accepted for posting by the relevant postal authority,

but if service is on a day which is not a Business Day in the place to which the communication is sent or is later than 5.00 pm (local time) on a Business Day, the notice will be taken to have been served on the next Business Day in that place.

(d)	If the Landlord requires any dealings with the Tenant in relation to environmental or work health and safety matters, the Tenant specifically appoints the following person or person with the following title to liaise with the Landlord and receive notices in relation to such matters:

Fleetmatics Pty Ltd

35 Saunders Street

Pyrmont NSW 2009

Attention: David Norton

Fax:

If the Tenant’s work health and safety officer or contact person for the purposes of this clause 20.1(d) changes at any time:

(i)	the Tenant must immediately notify the Landlord of the new person’s details; and

(ii)	on and from receipt of that notification, the Landlord will liaise with, and send notices to, that new person in relation to environmental or work health and safety matters.

20.2	Certificate from Authorised Officer of Landlord

A certificate signed by an Authorised Officer of the Landlord is conclusive evidence against the Tenant in the absence of manifest error, as to the amount of money or rate of interest stated in that certificate.

20.3	Costs

(a)	Each party shall pay its own costs in connection with the negotiation, preparation and execution of this Lease.

(b)	Without limiting any other rights of the Landlord, the Tenant must pay to the Landlord on demand:

(i)	all stamp duty (including penalties and fines other than those incurred due to the default of the Landlord) and registration fees on this Lease and indemnify the Landlord on demand against any liability for that stamp duty; and

(ii)	all Costs of the Landlord in relation to:

(A)	the stamping and registration of this Lease and any certified copy of it required by the Landlord;

(B)	the actual or contemplated enforcement of, or actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under this Lease; and

(C)	an Event of Default; and

(iii)	all reasonable Costs of the Landlord in relation to:

(A)	any consent required to or under this Lease;

(B)	any actual or proposed assignment or subletting; and

(C)	any surrender or determination of this Lease otherwise than by effluxion of time.

20.4	Severance

Any provision of this Lease which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Lease nor affect the validity or enforceability of that provision in any other jurisdiction.

20.5	Entire agreement

This Lease and the deed entered into between the parties on or around the date of this Lease contains all the contractual arrangements of the parties with respect to the transactions to which it relates and supersedes all earlier conduct by the parties with respect to those transactions.

20.6	Reliance

The Tenant acknowledges and represents that it:

(a)	has had the opportunity to seek disclosure of all material information relating to the transactions dealt with by this Lease;

(b)	has not relied on any conduct by or on behalf of the Landlord in relation to those transactions apart from those set out or referred to in this Lease; and

(c)	has satisfied itself that the location of and access to the Premises is sufficient for its intended use of the Premises.

20.7	Warranty by Tenant

The Tenant warrants to the Landlord that it has obtained any consent or approval from any Authority which may be necessary for the lawful conduct of the Tenant’s Business on the Premises.

20.8	Governing law

This Lease is governed by the laws of the state in which the Premises are located. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

20.9	Landlord’s consent

In each case where the Tenant is required to obtain the Landlord’s Consent under this Lease:

(a)	that consent must not be unreasonably withheld or delayed unless the relevant clause specifically provides otherwise;

(b)	the Landlord’s Consent may, if given, be conditional or unconditional;

(c)	that consent must be obtained prior to the relevant event and in writing.

20.10	Financier Deed

If the Landlord wishes to mortgage or sell the Land, then at the request of the Landlord, the Tenant must, at the cost of the Landlord and/or the relevant purchaser, enter into a deed with the Landlord and/or the relevant purchaser and any applicable financier of the Land in a form of deed agreed by the relevant parties acting reasonably.

21.	TENANT’S CONSENT TO CONSOLIDATION OR SUBDIVISION

If the Landlord wishes to carry out a Consolidation or a Subdivision as a result of which the Premises will then comprise the whole or part of a consolidated or subdivided lot, then despite any other terms of this Lease, the following provisions will apply:

(a)	the Tenant consents to the Consolidation or Subdivision (as the case may be) provided:

(i)	there will be no material interference to the Tenant’s use of the Premises;

(ii)	Subject to clause 21.1(a)(i) the Landlord will continue to be obliged to perform all of the covenants on its part as Landlord contained in this Lease;

(b)	if a strata or stratum subdivision, this Lease will be subject in all respects to all rights, reservations, terms and powers referred to in the relevant strata or stratum legislation (as the case may be); and

(c)	if required, the Tenant must promptly sign such other documents as may be necessary to enable the Landlord to effect the Consolidation or Subdivision.

22.	GUARANTEE

22.1	Guarantee

In consideration of the Landlord granting this Lease to the Tenant at the Guarantor’s request, the Guarantor (as shown by the Guarantor signing this lease) unconditionally and irrevocably guarantees to the Landlord:

(a)	the payment of all money payable to the Landlord under this Lease;

(b)	the performance and observance by the Tenant of the Tenant’s obligations contained in this Lease; and

(c)	the payment by the Tenant of any damages payable by the Tenant for failure to fulfil or delay in fulfilling any of the Tenant’s obligations contained or implied in this Lease.

22.2	Payment

(a)	If the Tenant defaults in the payment of any amount due under this Lease the Guarantor must, on demand, pay that amount to the Landlord; and

(b)	If the Tenant defaults in the performance or observance of any of the Tenant’s obligations under this Lease the Guarantor must, on demand, pay to the Landlord all losses, damages, expenses and Costs incurred or suffered by the Landlord as a result of such default.

22.3	Liability unaffected by other events

The liability of the Guarantor is not affected by anything which might otherwise release, prejudice or discharge that liability or in any way relieve the Guarantor from any obligation including the following (with or without the consent of the Guarantor):

(a)	the grant to the Tenant or any other person of any time, waiver or other indulgence;

(b)	the release of the Tenant or any other person;

(c)	any agreement between the Tenant or any other person and the Landlord;

(d)	an Insolvency Event of the Tenant or any other person;

(e)	the Landlord exercising or not exercising any rights against the Tenant or any other person;

(f)	the Landlord becoming a party to any arrangement in relation to the Tenant or any other person;

(g)	the receipt of any distribution, dividend or other payment by the Landlord relating to an Insolvency Event;

(h)	the amendment, variation, replacement, rescission, unenforceability, failure, frustration, expiry, discharge, assignment, transfer or other event or occurrence in relation to this Lease; and

(i)	the failure to notify the Guarantor of any default by the Tenant.

22.4	Principal obligation

This clause 22 is a principal and independent obligation. Except for stamp duty purposes, it is not ancillary or secondary to another right or obligation.

22.5	No marshalling

The Landlord is not obliged to marshal or appropriate in favour of the Guarantor or to exercise, apply or recover:

(a)	any rights under this Lease or any other document; or

(b)	any of the funds or assets that the Landlord may be entitled to receive or have a claim on.

22.6	No competition

Until all money payable under this Lease has been irrevocably paid in full the Guarantor is not entitled:

(a)	to be subrogated to the Landlord or to claim the benefit of any security or guarantee held by the Landlord at any time; or

(b)	either directly or indirectly to prove in, claim or to receive the benefit of any distribution, dividend or payment relating to an Insolvency Event of the Tenant or any other person.

22.7	Continuing guarantee

This clause 22 is a continuing guarantee and indemnity until all money payable under this Lease has been paid in full and all of the Tenant’s obligations have been performed or observed in full despite any settlement of account or intervening payment or anything else.

22.8	Indemnity

As a separate and additional liability, the Guarantor indemnifies the Landlord in respect of:

(a)	all Claims made by or recovered against the Landlord consequent on and arising directly or indirectly out of any Event of Default or delay by the Tenant in the performance and observance of the Tenant’s obligations under this Lease;

(b)	any money payable under this Lease (including money which would have been payable if it were recoverable) which is not recoverable from the Tenant for any reason including any legal limitation, disability or incapacity affecting the Tenant or an obligation in this Lease being or becoming unenforceable, void or illegal.

22.9	Corporate benefit

The Guarantor warrants and represents that it is receiving a proper corporate benefit for giving this guarantee and indemnity.

23.	PERSONAL PROPERTY SECURITIES ACT

23.1	In this clause 23:

(a)	Landlord PPS Items means any Item of Personal Property which:

(i)	is owned or leased by the Landlord; and

(ii)	is situated on the Premises at any time during the term of this Lease;

(b)	PPS Act means the Personal Property Securities Act 2009 (Cth);

(c)	Tenant PPS Items means any Item of Personal Property:

(i)	which is owned or leased by the Tenant;

(ii)	which is situated on the Premises at any time during the term of this Lease; and

(iii)	in which the Landlord can require the Tenant to transfer ownership to the Landlord, or in which the Tenant is required to transfer ownership to the Landlord, before or after the end of the term of this Lease, but does not include any Landlord PPS Items; and

(d)	words and expressions that are not defined in this Lease but which have a defined meaning in the PPS Act have the same meaning as in the PPS Act.

23.2	The Tenant:

(a)	charges its interest in all Tenant PPS Items situated on the Premises from time to time in favour of the Landlord, as security for the performance of the Tenant’s obligations under this Lease, including but not limited to the Tenant’s obligations to transfer ownership in the whole or any part of the Tenant PPS Items to the Landlord;

(b)	acknowledges and agrees that the charge granted by the Tenant under clause 23.2(a) constitutes the grant of a Security Interest which the Landlord is entitled to register under the PPS Act;

(c)	acknowledges that the grant of this Lease also constitutes the grant of a Security Interest in the Landlord PPS Items in favour of the Landlord, which interest the Landlord is entitled to register under the PPS Act; and

(d)	must do all things required by the Landlord from time to time (including, without limitation, signing any documents required by the Landlord) to enable the Landlord to register its above Security Interests under the PPS Act, and to otherwise perfect its Security Interest in the Tenant PPS Items and the Landlord PPS Items so that the Landlord’s Security Interests have priority over any other Security Interests under the PPS Act in relation to the Tenant PPS Items and the Landlord PPS Items.

23.3	The Tenant:

(a)	warrants that it has not created a Security Interest in respect of any Landlord PPS Items on or prior to execution of this Lease; and

(b)	must not create a Security Interest in respect of any Landlord PPS Items or Tenant PPS Items in favour of any person other than the Landlord without the Landlord’s prior written consent, which consent may be granted or withheld in the Landlord’s absolute discretion.

23.4	The Tenant must indemnify and hold harmless the Landlord against all claims, damages or loss incurred by the Landlord as a consequence of any breach by the Tenant of this clause.

23.5	The Tenant acknowledges and agrees that:

(a)	it has no right under the PPSA to receive a copy of any ‘verification statement’ or ‘financing charge statement’ (as those terms are defined in the PPSA); and

(b)	on the expiration or earlier termination of this Lease, the Tenant must sign (and procure any holder of a registered Security Interest to sign) any document that the Landlord considers necessary or desirable under or as a result of the PPS Act to discharge any registered Security Interests under the PPS Act in relation to the Tenant PPS Items and the Landlord PPS Items.

23.6	This clause is an essential term of this Lease.

23.7	In the event of any inconsistency between this clause and any other provision of this Lease, the provisions of this clause will prevail and that other provision will be read down and interpreted accordingly.

24.	FIRST RIGHT OF REFUSAL

24.1	If any area of level 4 in the Building (not being part of the Premises) becomes vacant during the Term of this Lease or will become vacant within a period of 6 months due to the notification of a tenant or failure of a tenant to exercise an option, the Landlord must, if the space is operational and the Landlord intends to lease it:

(a)	notify in writing the Tenant of that fact and in the case of space that will become vacant, the date on which the Landlord reasonably believes the relevant space will become vacant; and

(b)	offer to lease the relevant space to the Tenant on the terms described in this clause 24.

24.2	The Landlord’s offer must remain open for acceptance by the Tenant for at least 15 Business Days after the date on which it is given. The Landlord must not lease that space until the Landlord has given the offer and 10 Business Days has elapsed or the offer in the notification has been rejected (whichever happens first).

24.3	The lease offered by the Landlord for that additional space will:

(a)	be for the remainder of the term of this Lease and must include any remaining Further Terms;

(b)	provide that the rent payable by the Tenant at the commencement date is equal to the rent rate per square metre payable under this Lease at the proposed commencement date of that lease; and

(c)	otherwise be on the same terms as this Lease with such amendments as are appropriate to reflect the premises being leased.

at the same time as entering into the lease the parties will also enter into any deed required by the Landlord to document the provisions of clause 8 of the deed entered into between the parties on or around the date of this Lease.

24.4	If the Tenant accepts the offer the Landlord will prepare a lease in accordance with the terms of this clause 24 and the parties must promptly sign the lease prepared in accordance with the terms of this clause 24.

24.5	The Tenant acknowledges that the Landlord’s obligation to make an offer under this clause is a once off right and if not accepted by the Tenant the provisions of this clause come to an end in relation to the vacant space the subject of the offer for that particular instance of availability and the Landlord may lease to any party on terms in thinks fit.

24.6	This clause 24 only applies whilst Fleetmatics Pty Ltd ACN 140 906 510 is the Tenant in lawful occupation of the Premises.

25.	AIR CONDITIONING EQUIPMENT LICENCE

25.1	Definitions

In this clause 25 the following definitions apply:

Balcony means that section of level 4 of the Building indicated on the Premises Plan as “Balcony”.

Equipment means the air-conditioning equipment and two chilled water units which the Tenant intends to install on the Balcony on or around the Commencing Date of the initial term of this Lease. For the avoidance of doubt and to the extent applicable, the Equipment forms part of the Tenant’s Fittings.

Equipment Licensed Area means the areas indicated as “1” and “2” on the Air Conditioning Plan.

25.2	Right to install Equipment

(a)	Subject to subclause (b), the Landlord grants to the Tenant a licence to install, operate and maintain the Equipment in the Equipment Licensed Area during the Term at the Tenant’s cost. The Tenant’s covenants under this Lease in respect of the Premises apply, to the extent applicable, to the Equipment Licensed Area for the term of the licence granted pursuant to this clause 25.

(b)	Sub-clause (a) only applies if:

(i)	the Tenant certifies to the Landlord in writing that the Equipment will not adversely affect the Building and its operation; and

(ii)	the Tenant complies with the Landlord’s other reasonable requirements in relation to the installation, operation, insurance and maintenance of the Equipment.

(c)	Before commencing any work on the installation of the Equipment, the Tenant must obtain the prior approval of all relevant Authorities to the installation of the Equipment. Clause 7.2 applies in respect of the installation of the Equipment.

25.3	Release and Indemnity

(a)	The Tenant releases the Landlord and its servants and agents from liability in respect of any Claim, death or injury caused or contributed to by the installation, operation or removal of the

Equipment except to the extent that the Claim, death or injury is caused by the default, or negligent act or negligent omission of the Landlord or its servants or agents.

(b)	The Tenant indemnifies the Landlord and servants and agents against all Claims for which the Landlord will or may be or become liable whether during or after the Term including any deductible payable by the Landlord pursuant to a Claim under any insurance policy arising out of the installation, operation or removal of the Equipment except to the extent that the Claim is caused by the default, negligent acts or negligent omissions of the Landlord or its servants or agents.

25.4	Repair of Equipment and compliance with approvals

(a)	The Tenant must maintain, repair and keep the Equipment in good and substantial repair, order and condition at the Tenant’s expense and must comply with all approvals, consents, licences and permits required for the installation, operation and removal of the Equipment.

(b)	The Tenant must keep current maintenance and repair contracts (in accordance with the Landlord’s reasonable requirements) in respect of the Equipment.

25.5	Removal of Equipment

The Tenant:

(a)	must at or immediately prior to the expiration or sooner determination of this Lease and without cost to the Landlord, remove the Equipment from the Building and dispose of it in the manner approved by the Landlord;

(b)	must make good any damage caused to the Balcony, the Building or the Estate in the removal and disposal of the Equipment; and

(c)	has no obligation to account to the Landlord for any proceeds on disposal but must indemnify the Landlord from any liabilities arising out of the removal and disposal of the Equipment.

25.6	Other obligations of the Tenant

(a)	The Tenant must ensure that the Equipment does not cause annoyance, nuisance, damage or disturbance to the occupiers or owners of any nearby premises or to the Landlord, or to other users of the Balcony.

(b)	If any annoyance, nuisance, damage or disturbance referred in subclause (a) above occurs then the Tenant must comply with the Landlord’s directions in relation to minimising, removing or making good such annoyance, nuisance, damage or disturbance.

ATTACHMENT 1 Premises Plan

[Schematic Provided]

ATTACHMENT 2 Not Used

ATTACHMENT 3 Not Used

ATTACHMENT 4 Not Used

ATTACHMENT 5 Not used

ATTACHMENT 6 Trust Provisions

Trust Provisions

The provisions of this ATTACHMENT 6 apply despite anything to the contrary in this Deed.

1.	DEFINITIONS

In this ATTACHMENT 6 and this Lease:

Assets includes all assets, property and rights real and personal of any value whatsoever of the Trust.

Constitution means the constitution of the Trust as amended from time to time.

Obligations means all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, the Landlord under or in respect of this Lease.

Trust means Goodman Australia Industrial Trust No. 3.

Trustee means the entity from time to time acting in the Trustee’s Capacity which at the date of this Lease is Goodman Funds Management Australia Limited.

Trustee’s Capacity means the capacity in which the Trustee enters into this Lease being as responsible entity of the Trust.

2.	OBLIGATIONS

Any Obligation of the Landlord is discharged if it is complied with by either the Landlord or the Trustee.

3.	LIMITATION OF LANDLORD’S LIABILITY

3.1	The Landlord enters into this Lease as custodian for the Trust and in no other capacity.

3.2	The parties other than the Landlord acknowledge that the Obligations are incurred by the Landlord solely in its capacity as custodian of the Assets and that the Landlord will cease to have any Obligation under this Lease if the Landlord ceases for any reason to be owner of the Assets.

3.3	The Landlord will not be liable to pay or satisfy any Obligations except to the extent to which it is indemnified or entitled to be indemnified:

(a)	by the Trustee; or

(b)	out of the Assets in respect of any liability incurred by it.

The obligation of the Trustee to indemnify the Landlord and the right of the Landlord to be indemnified out of the Assets are limited.

3.4	The parties other than the Landlord may enforce their rights against the Landlord arising from non-performance of the Obligations only to the extent of the Landlord indemnities referred to in clause 3.3.

3.5	Subject to clause 3.6, if any party other than the Landlord does not recover all money owing to it arising from non-performance of the Obligations it may not seek to recover the shortfall by:

(a)	bringing proceedings against the Landlord in its personal capacity; or

(b)	applying to have the Landlord wound up or proving in the winding up of the Landlord.

3.6	Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Landlord under its custody agreement with the Trustee, the parties other than the Landlord waive their rights and release the Landlord from any personal liability whatsoever, in respect of any loss or damage:

(a)	which they may suffer as a result of any:

(b)	breach by the Landlord of any of its Obligations; or

(c)	non-performance by the Landlord of the Obligations; and

(d)	which cannot be paid or satisfied by the indemnities set out above in clause 3.3 in respect of any liability incurred by it.

3.7	The parties other than the Landlord acknowledge that the whole of this Lease is subject to this clause, and subject to clause 3.6, the Landlord shall in no circumstances be required to satisfy any liability arising under, or for non-performance or breach of any Obligations under or in respect of, this Lease or under or in respect of any other document to which it is expressed to be a party out of any funds, property or assets other than to the extent that this Lease requires satisfaction out of the Assets under the Landlord’s control and in its possession as and when they are available to the Landlord to be applied in exoneration for such liability.

3.8	The parties acknowledge that the Trustee is responsible under the Constitution for performing a variety of obligations relating to the Trust, including under this Lease. The parties agree that no act or omission of the Landlord (including any related failure to satisfy any Obligations) will constitute fraud, negligence or breach of duty of the Landlord for the purposes of clause 3.6 to the extent to which the act or omission was caused or contributed to by any failure of the Trustee or any other person to fulfil its obligations relating to the Trust or by any other act or omission of the Trustee or any other person.

3.9	No attorney, agent or other person appointed in accordance with this Lease has authority to act on behalf of the Landlord in a way which exposes the Landlord to any personal liability and no act or omission of such a person will be considered fraud, negligence or breach of duty of the Landlord for the purposes of clause 3.6.

4.	LIMITATION OF TRUSTEE’S LIABILITY

4.1	Capacity

The Trustee’s liability under this Lease is limited to the Trustee’s Capacity and the Trustee is not liable in any other capacity.

4.2	Limitation

Subject to clause 4.4 the liability of the Trustee in respect of any cause of action, claim or loss arising:

(a)	under or in connection with this Lease;

(b)	in connection with any transaction, conduct or any other agreement contemplated by this Lease; or

(c)	under or in connection with (to the extent permitted by law) any representation or undertaking given or to be given in connection with this Lease,

(each, a Trust Claim), is limited to the Assets. The right of the parties other than the Trustee to recover any amount in respect of any (and all) Trust Claims is limited to a right to recover an amount not exceeding the amount which the Trustee is entitled and able to recover from the Assets (after taking account of the costs of exercising its right of indemnity or exoneration) and if, after exercise of those rights, any such amount remains outstanding, no further Trust Claim may be made against the Trustee personally.

4.3	Acknowledgment of limitations

The parties other than the Trustee agree and acknowledge that they must not, in respect of any Trust Claim:

(a)	subject to clause 4.4, bring proceedings against the Trustee in its personal capacity;

(b)	seek to appoint an administrator or liquidator to the Trustee;

(c)	commence the winding-up, dissolution or administration of the Trustee; or

(d)	appoint a receiver, receiver and manager, administrative receiver or similar official to all or any of the assets of the Trustee,

except to the extent that the steps taken affect any Assets or the Trustee’s right of recourse against, and indemnity from, the Assets and nothing else.

4.4	Exception

If the Trustee acts negligently, fraudulently, with wilful misconduct or in breach of trust with a result that:

(a)	the Trustee’s right of indemnity, exoneration or recoupment of the Assets; or

(b)	the actual amount recoverable by the Trustee in exercise of those rights,

is reduced in whole or in part or does not exist, then to the extent that such right or the amount so recoverable is reduced or does not exist, the Trustee may be personally liable.

ATTACHMENT 7 Fitout plan

[Schematic Provided]

ATTACHMENT 8 Air Conditioning Plan

[Schematic Provided]

EXECUTED as a Deed

EXECUTION BY THE LANDLORD

I certify that the person(s) signing opposite, with whom I am personally acquainted or as to whose identity I am otherwise satisfied, signed this instrument in my presence.	Certified correct for the purposes of the Real Property Act 1900 by the person(s) named below who signed this instrument pursuant to the Power of Attorney specified.

/s/ Zoe Clare Peers	/s/ Trent Franklin
Signature of Witness	Signature of Attorney

Zoe Clare Peers	Trent Franklin
Name of Witness	Attorney’s Name

Address of Witness L12, 123 Pitt St Sydney	Signing on behalf of THE TRUST COMPANY LIMITED as custodian for the Goodman Australia Industrial Trust No. 3.

Power of Attorney – Book. 4594 No. 26

EXECUTION BY THE TENANT

Certified correct for the purposes of the Real Property Act 1900 on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.	Certified correct for the purposes of the Real Property Act 1900 by the Tenant.

Corporation:

Authority: s127 Corporations Act

/s/ Albert Vasile	/s/ Stephen Lifshatz
Signature of Director/Secretary (delete one)	Signature of Director

Albert Vasile	Stephen Lifshatz
Name of Director/Secretary	Name of Director

DATED: December 23, 2014

Incentive Deed

THE TRUST COMPANY LIMITED

ACN 004 027 749 AS CUSTODIAN FOR THE GOODMAN AUSTRALIA INDUSTRIAL TRUST NO. 3

(Landlord)

FLEETMATICS PTY LTD

ACN 140 906 510

(Tenant)

Suite 2, Level 4, Building B, 33-35 Saunders Street, Pyrmont

Makinson d’Apice Lawyers Level 10 135 King Street Sydney NSW 2000	DX: Tel: Fax: Email: Ref:	DX 296 Sydney 02 9233 7788 02 9233 1550 mail@makdap.com.au 141570

Table of Contents

1.	DEFINITIONS	71

2.	RENT ABATEMENT	72

3.	NOT USED	72

4.	NOT USED	72

5.	FITOUT CONTRIBUTION	72

6.	EARLY ACCESS	73

7.	FURTHER TERM INCENTIVE	73

8.	EXPANSION INCENTIVE	74

9.	ASSIGNMENT	74

	9.1 By the Tenant	74

	9.2 By the Landlord	75

10.	BANK GUARANTEE	75

11.	GOODS AND SERVICES TAX	75

12.	NON DISCLOSURE	76

13.	COSTS	77

14.	NOTICES	77

15.	INVALIDITY	77

16.	JURISDICTION	77

17.	NON-MERGER	77

18.	COUNTERPARTS	77

19.	TERMINATION OF LEASE	78

20.	TRUST PROVISIONS	78

THIS INCENTIVE DEED is made on                             December 23, 2014

PARTIES

Landlord

THE TRUST COMPANY LIMITED ACN 004 027 749 as custodian for the Goodman Australia Industrial Trust No. 3 c/- Level 17, 60 Castlereagh Street, Sydney, New South Wales (the Landlord)

Tenant

FLEETMATICS PTY LTD ACN 140 906 510 of 35 Saunders Street, Pyrmont NSW 2009 (the Tenant)

INTRODUCTION

A.	The Landlord and the Tenant have entered into the Lease.

B.	In consideration of the parties entering into the Lease, the Landlord has agreed to grant to the Tenant an incentive on the terms and conditions contained in this Deed.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1	In this Deed unless the contrary intention appears:

Fitout Contribution means the amount of $10,000.00 (exclusive of GST) towards the installation of internal blinds in the Premises.

Lease means the lease between the Landlord and the Tenant of the Premises entered into on or about the date of this Deed.

Premises means the premises described in the Lease, being Suite 2, Level 4, Building B, 33-35 Saunders Street, Pyrmont.

Rent Abatement Amount means the amount of $464,000.00 (exclusive of GST).

Termination Rent (Rent Abatement) is calculated as:

Where the Event of Default occurs in the first year of the Term:

The whole of the Rent Abatement Amount actually allowed to the Tenant (to the date of termination of the Lease).

Termination Payment (Fitout Contribution) is calculated as:

Where the Event of Default occurs in the first year of the Term or before the Term commences:

The whole of the Fitout Contribution actually paid to the Tenant.

1.2	Unless the context requires otherwise, all capitalised terms not defined in this Deed have the same meaning as in the Lease.

2.	RENT ABATEMENT

2.1	Subject to clause 2.2 and despite anything else to the contrary in the Lease, the Landlord grants to the Tenant the Rent Abatement Amount to be used as a credit against the Rent payable by the Tenant under the Lease as follows:

(a)	for the Term of the initial Lease – by reducing each monthly instalment of the Rent by $7,733.34;

and on the basis that:

(b)	the parties agree that this clause 2 will be ignored when the Rent is being reviewed or varied under the Lease; and

(c)	all payments other than the Rent must be paid as required under the Lease during the periods that the Rent is abated under this clause 2.

2.2	Despite clause 2.1, if the Tenant is in default under the Lease during any period in which the Rent is to abate under clause 2.1:

(a)	the Landlord may suspend the grant of the Rent abatement under clause 2.1 until the Tenant ceases to be in default under the Lease;

(b)	the Tenant must pay the full Rent payable under the Lease during the period of suspension; and

(c)	when the Tenant ceases to be in default under the Lease (except where the Lease has been terminated due to an Event of Default), the Landlord will credit the amount of the Rent abatement suspended under clause 2.2(a) to future instalments of Rent payable under the Lease.

2.3	If the Lease is terminated as a result of an Event of Default, the Tenant must pay to the Landlord on the date of termination the Termination Rent (Rent Abatement).

3.	NOT USED

4.	NOT USED

5.	FITOUT CONTRIBUTION

5.1	Subject to clause 5.3, if the Tenant requests in writing, the Landlord will pay up to the amount of the Fitout Contribution towards the cost of Tenant’s installation of internal blinds in the Premises (Fitout Works) is complete, on the terms set out in this clause 5.

5.2	Subject to clause 5.3, the Landlord must pay the Fitout Contribution to the Tenant, or as directed by the Tenant, after the Landlord has inspected the relevant works and is satisfied with them and after the Tenant or the Tenant’s contractor provides to the Landlord an itemised tax invoice for the Tenant’s fitout works which:

(a)	shows the nature of the Tenant’s fitout works to which the invoice relates; and

(b)	is in a form that enables the Landlord to claim input tax credits for any GST Amount payable with respect to those Tenant’s works.

5.3	Despite clauses 5.1 and 5.2, if the Tenant is in default under the Lease when the Fitout Contribution (or any instalment of the Fitout Contribution) is required to be paid under clause 5.2:

(a)	the Landlord may suspend payment of the Fitout Contribution (or relevant instalment) until the Tenant ceases to be in default under the Lease; and

(b)	when the Tenant ceases to be in default under the Lease, except where the Lease has been terminated due to an Event of Default or other event of default on the part of the Tenant, the Landlord will pay to the Tenant the Fitout Contribution (or relevant instalment) suspended under clause 5.3(a).

5.4	If the Lease is terminated as a result of an Event of Default, the Tenant must pay to the Landlord on the date of termination the Termination Payment (Fitout Contribution).

6.	EARLY ACCESS

6.1	The Landlord agrees to grant to the Tenant a non-exclusive licence for access to the Premises as soon as practicable after receipt of the executed Lease; the Bank Guarantee referred to in the Lease as well as evidence of insurances pursuant to subclause 5, for the purposes of allowing the Tenant to carry out the Tenant’s fitout works (as approved by the Landlord) and taking occupation and possession on the same terms as the Lease (the necessary changes being made) provided that the Tenant must have completed its fitout works before it commences carrying on business from the Premises.

6.2	The said licence is for a period expiring on the Commencing Date or the date of termination of this document or the Lease but may be suspended or terminated by the Landlord at any time by written notice served on the Tenant if in the Landlord’s absolute opinion the Tenant’s fitout works interfere with or delay the progress of the Landlord’s Works or in exercising its rights under this document.

6.3	The said licence is personal to the Tenant and at the Tenant’s sole risk and is on the same terms as the Lease (the necessary changes being made) but excluding Clause 4 (Rent); Clause 5 (Outgoings); Clause 3.2 (holding over); Clause 13 (assignment) and Clause 11.7 (quiet enjoyment).

6.4	During the term of such licence, the tenant releases the Landlord from and indemnifies the Landlord against any claim due to damage, loss, injury or death caused by or arising from such access or the carrying out of the Tenant’s fitout works, except to the extent that the Landlord causes this by any wilful or negligent act or omission.

6.5	While the Tenant is carrying out its fitout works, the Tenant must have current insurance as follows:

(a)	Public liability insurance for $20 million;

(b)	Contractor’s all risk insurance to the full value of the fitout works;

(c)	An unlimited policy of worker’s compensation insurance.

6.6	If the Tenant has carried out any Tenant’s fitout and this document and the Lease are terminated pursuant to any such right granted in this document, then the Tenant must reinstate the Premises to their condition existing prior to the date of such Tenant’s fitout.

7.	FURTHER TERM INCENTIVE

7.1	If the Tenant validly exercises its option for a Further Term of five (5) years commencing on 1 March 2020 pursuant to clause 3.3 of the Lease (the Further Term) the Landlord agrees to provide the Tenant with an incentive in accordance with this clause 7 in respect of that lease (the Further Term Lease).

7.2	When providing to the Tenant the Landlord’s assessment of the current market rent in accordance with clause 4.4(a) of the Lease the Landlord will also provide an assessment of the Landlord’s opinion of the then current market incentive for a sitting tenant, if any, for leases of premises comparable to the Premises and in comparable locations for the length of the Further Term.

7.3	If the Tenant does not dispute the Landlord’s assessment of the incentive to apply for the Further Term Lease by notice in writing to the Landlord within 15 Business Days of notification (time being of the essence) then the Landlord’s assessment will become the incentive for the Further Term Lease.

7.4	If the Tenant disputes the Landlord’s assessment of the incentive in accordance with clause 7.3 then the current market incentive for the purpose of the Further Term Lease shall be determined by a Valuer in accordance with clause 4.5 of the Lease (with the necessary amendments deemed made to reflect it is a determination of the current market incentive rather than the current market rent).

7.5	The current market incentive once determined will be received by the Tenant as a rental offset in equal monthly instalments over the term of the Further Term Lease and the provisions of clause 2 of this Deed will apply to the supply of the current market incentive.

7.6	The Landlord and the Tenant by way of clarification agree that it is their intention that the Valuer if required to determine the current face market rent under the Lease will also at the same time determine the current market incentive if the Tenant has objected to the Landlord’s assessment of the current market incentive in accordance with clause 7.3 above.

7.7	The Tenant will if required by the Landlord enter into a deed at the same time as entering into the Further Term lease reflecting the provision of the current market incentive in accordance with this clause and which deed shall include the then current limitation clauses of the Landlord.

7.8	For the avoidance of doubt it is agreed that the commencing Rent to be inserted in the Schedule of the Further Term lease shall be the face Rent determined in accordance with the terms of the initial term Lease excluding the current market incentive.

8.	EXPANSION INCENTIVE

8.1	If the parties enter into a lease of additional space on level 4 of the Building pursuant to clause 24 of the Lease, the Landlord agrees to provide a contribution to the Tenant, such contribution to be calculated on a pro-rata basis of the Contribution provided under clause 5 of this Deed.

8.2	The Tenant will enter into any deed reasonably required by the Landlord to reflect the contribution provided under this clause. For the avoidance of doubt the contribution provided to the Tenant pursuant to clause 8.1 will be on similar terms as the Contribution provided under clause 5, including the repayment provisions in the event of a default by the Tenant.

9.	ASSIGNMENT

9.1	By the Tenant

Where the Landlord has consented to an assignment of the Lease, the Tenant shall have the right to assign the rights of the Tenant under this Deed, to the extent that such rights have not already been enjoyed by the Tenant and to the extent that they have not expired or already been satisfied (as the case may be), to the proposed assignee of the Lease and the Tenant releases the Landlord from any obligations it has toward the Tenant under this Deed for periods after the date of assignment. Before any assignee is entitled to exercise the Tenant’s rights under this Deed, the Tenant and the assignee must execute a deed of assignment in a form approved or required by the Landlord (acting reasonably), under which:

(a)	the assignee covenants in favour of the Landlord to comply with the obligations of the Tenant under this Deed on and from the date of the assignment;

(b)	the Tenant acknowledges and agrees that it is not released from its obligations under this Deed;

(c)	the Landlord covenants to comply with its obligations under this Deed on and from the date of the assignment in favour of the assignee;

(d)	the Tenant releases the Landlord from its obligations to the Tenant under this Deed for periods after the date of the assignment; and

(e)	the Tenant, or, in default by the Tenant, the assignee must pay the Landlord reasonable costs and expenses in connection with the deed of assignment.

9.2	By the Landlord

If the Landlord sells or otherwise transfers its interest in the Land or the Premises before the allowance of the whole of the Rent Abatement Amount or the payment in full of the Fitout Contribution, the Landlord must, either (at the Landlord’s election):

(a)	together with the Tenant, at the Landlord’s cost, enter into a deed with the purchaser or transferee (New Owner) pursuant to which:

(i)	the Tenant acknowledges that the New Owner is entitled to enforce the obligations of the Tenant under this Deed on and from the date of that transfer; and

(ii)	the New Owner agrees to be bound by the terms of this Deed on and from the date of the transfer in place of the Landlord; and

(iii)	if the New Owner is a custodian, responsible entity or trustee of a trust, the New Owner’s standard limitation of liability provisions are included in Annexure A of this Deed in place of any provisions included in Annexure A; or

(b)	pay to the Tenant:

(i)	an amount equal to the unexpired portion of the unallocated Rent Abatement Amount, and the Tenant must pay the New Owner the full Rent under the Lease; and

(ii)	an amount equal to any unclaimed portion of the Fitout Contribution.

On delivery of the deed under paragraph (a) or payment of the amount under paragraph (b), the Landlord is released from its obligations under this Deed.

10.	BANK GUARANTEE

The Tenant acknowledges, agrees and accepts that

(a)	the obligations of the Tenant pursuant to this Deed are also secured by any Bank Guarantee or other guarantee or security deposit (collectively Bank Guarantee) provided by the Tenant under the Lease to the intent that the Landlord may exercise its rights pursuant to clause 10 of the Lease as if that clause had been repeated in this Deed and was amended as necessary to apply to this Deed and any default under this Deed; and

(b)	if the Tenant does not comply with any obligation under this Deed by the due date for compliance, the Landlord may apply the Bank Guarantee in complete or partial satisfaction of that obligation.

11.	GOODS AND SERVICES TAX

11.1	In this clause:

GST means the goods and services tax as imposed by the GST Law including, where relevant, any related interest, penalties, fines or other charge.

GST Amount means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a Taxable Supply) by the appropriate rate of GST prescribed under the GST Law from time to time (being 10% when the

GST Law commenced) or any lower rate notified from time to time by the person making the relevant Supply.

GST Law has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act is not valid or does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Payment means:

(a)	the amount of any monetary consideration (other than a GST Amount payable under clause 11.3(b), and

(b)	the GST Exclusive Market Value of any non-monetary consideration,

paid or provided by the Tenant for this Deed or by the Landlord or the Tenant for any other Supply made under or in connection with this Deed and includes any amount payable by way of indemnity, reimbursement, compensation or damages.

11.2	Capitalised expressions which are not defined in clause 11.1 but which have a defined meaning in the GST Law (irrespective of whether they are capitalised in the GST Law) have the meaning given to them under the GST Law.

11.3	The parties agree that:

(a)	all Payments have been set or determined without regard to the impact of GST;

(b)	if the whole or any part of a Payment is the consideration for a Taxable Supply for which the payee is liable to GST, the GST Amount in respect of the Payment must be paid to the payee as an additional amount, either concurrently with the Payment or as otherwise agreed in writing; and

(c)	the payee will provide to the payer a Tax Invoice.

11.4	Despite any other provision of this Deed, if a Payment due under this Deed (including any contribution to Outgoings) is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the Payment shall exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

12.	NON DISCLOSURE

12.1	The parties must keep the terms of this Deed and all information received from the other party confidential.

12.2	The parties must not make any disclosures in relation to this Deed, unless:

(a)	only as is necessary to:

(i)	its professional advisers, bankers, financial advisers, auditors, potential or actual financiers, potential or actual investors, potential or actual purchasers or assignees and agents to whom it is reasonably necessary to disclose the information;

(ii)	comply with any applicable Law or requirement of any regulatory body (including any relevant stock exchange); or

(iii)	any of its employees to whom it is reasonably necessary to disclose the information,

provided that such party is made aware of the confidential nature of this Deed and agrees in writing to be bound by the terms of this clause 12;

(b)	as is necessary to the Landlord’s or Tenant’s contractors or project manager to carry out the Tenant’s fitout works and for invoices for such fitout works to be issued or paid in accordance with clause 5;

(c)	the information is generally and publicly available other than as a result of that party’s breach of this clause 12; or

(d)	with the written consent of the other party.

12.3	The obligations of the parties under this clause 12 will survive the expiration or termination of this Deed.

13.	COSTS

13.1	Each party shall be responsible for their own legal fees with respect to this Deed.

13.2	The Tenant shall pay the costs for the stamping of this Deed (if any).

14.	NOTICES

Any notice or other communication required or permitted to be given by this Deed, must be:

(a)	in writing;

(b)	addressed to the intended recipient at the address shown in the Lease or the address last notified by the intended recipient to the sender;

(c)	signed by the sender or an Authorised Officer of it; and

(d)	served in the same manner as required by the Lease.

15.	INVALIDITY

If any of the provisions of this Deed are invalid or unenforceable the invalidity or unenforceability will not, unless the deletion would substantially alter the intention of the parties hereto expressed or implied, affect the operation construction or interpretation of any provision of this Deed, with the intent that the invalid or unenforceable provisions shall be treated for all purposes as severed from this Deed.

16.	JURISDICTION

This Deed is governed by the laws of the state or territory in which the Premises is located. The parties submit to the non-exclusive jurisdiction of the Courts exercising jurisdiction in that state or territory.

17.	NON-MERGER

The obligations of the parties under this Deed will survive the expiration or termination of this Deed.

18.	COUNTERPARTS

This Deed may be executed in any number of counterparts each of which will be an original, but such counterparts together will constitute one and the same instrument and the date of the Deed will be the date on which it is executed by the last party.

19.	TERMINATION OF LEASE

Despite anything else in this Deed, if the Lease ends for any reason, this Deed will simultaneously and automatically end, and the Landlord and the Tenant will cease to be required to comply with any future obligations under this Deed and the rights of the Landlord and the Tenant will cease to apply, except:

(a)	any obligations that were required to be complied with before the date of termination;

(b)	the obligations (if any) of the Tenant under clause(s) 2.3 and 5.4;

(c)	the rights of the Landlord under clauses 10 and 20; and

(d)	the rights and obligations of the parties under clause 12.

20.	TRUST PROVISIONS

If the Landlord enters into this Deed as custodian, responsible entity or trustee for a trust, the Landlord enters into this Deed in that capacity only, and the trust provisions set out in Annexure A apply to this Deed.

EXECUTED as a Deed

SIGNED for THE TRUST COMPANY LIMITED

ACN 004 027 749 by its attorney pursuant to Power of Attorney

Book. 4594 No. 26

(who states that by executing this document that the

attorney has received no notice of revocation of the

power of attorney):

) ) ) ) ) ) )

/s/ Zoe Clare Peers		/s/ Trent Franklin
Witness Signature		Attorney Signature

Zoe Clare Peers		Trent Franklin
Print Name		Print Name

EXECUTED by FLEETMATICS PTY LTD pursuant to section 127 of the Corporations Act 2001 in the presence of:	) ) )

/s/ Stephen Lifshatz		/s/ Albert Vasile
Director		Director/Company Secretary

Stephen Lifshatz		Albert Vasile
Print Name		Print Name

ANNEXURE A

The provisions of this Annexure A apply despite anything to the contrary in this Deed.

1.	DEFINITIONS

In this Annexure A and this Deed:

Assets includes all assets, property and rights real and personal of any value whatsoever of the Trust.

Constitution means the constitution of the Trust as amended from time to time.

Obligations means all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, the Landlord under or in respect of this Deed.

Trust has the same meaning as in the Lease.

Trustee has the same meaning as in the Lease.

Trustee’s Capacity has the same meaning as in the Lease.

2.	OBLIGATIONS

Any Obligation of the Landlord is discharged if it is complied with by either the Landlord or the Trustee.

3.	LIMITATION OF LANDLORD’S LIABILITY

3.1	The Landlord enters into this Deed as custodian for the Trust and in no other capacity.

3.2	The parties other than the Landlord acknowledge that the Obligations are incurred by the Landlord solely in its capacity as custodian of the Assets and that the Landlord will cease to have any Obligation under this Deed if the Landlord ceases for any reason to be owner of the Assets.

3.3	The Landlord will not be liable to pay or satisfy any Obligations except to the extent to which it is indemnified or entitled to be indemnified:

(a)	by the Trustee; or

(b)	out of the Assets in respect of any liability incurred by it.

The obligation of the Trustee to indemnify the Landlord and the right of the Landlord to be indemnified out of the Assets are limited.

3.4	The parties other than the Landlord may enforce their rights against the Landlord arising from non-performance of the Obligations only to the extent of the Landlord indemnities referred to in clause 3.3.

3.5	Subject to clause 3.6, if any party other than the Landlord does not recover all money owing to it arising from non-performance of the Obligations it may not seek to recover the shortfall by:

(a)	bringing proceedings against the Landlord in its personal capacity; or

(b)	applying to have the Landlord wound up or proving in the winding up of the Landlord.

3.6	Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Landlord under its custody agreement with the Trustee, the parties other than the Landlord waive their rights and release the Landlord from any personal liability whatsoever, in respect of any loss or damage:

(a)	which they may suffer as a result of any:

(b)	breach by the Landlord of any of its Obligations; or

(c)	non-performance by the Landlord of the Obligations; and

(d)	which cannot be paid or satisfied by the indemnities set out above in clause 3.3 in respect of any liability incurred by it.

3.7	The parties other than the Landlord acknowledge that the whole of this Deed is subject to this clause, and subject to clause 3.6, the Landlord shall in no circumstances be required to satisfy any liability arising under, or for non performance or breach of any Obligations under or in respect of, this Deed or under or in respect of any other document to which it is expressed to be a party out of any funds, property or assets other than to the extent that this Deed requires satisfaction out of the Assets under the Landlord’s control and in its possession as and when they are available to the Landlord to be applied in exoneration for such liability.

3.8	The parties acknowledge that the Trustee is responsible under the Constitution for performing a variety of obligations relating to the Trust, including under this Deed. The parties agree that no act or omission of the Landlord (including any related failure to satisfy any Obligations) will constitute fraud, negligence or breach of duty of the Landlord for the purposes of clause 3.6 to the extent to which the act or omission was caused or contributed to by any failure of the Trustee or any other person to fulfil its obligations relating to the Trust or by any other act or omission of the Trustee or any other person.

3.9	No attorney, agent or other person appointed in accordance with this Deed has authority to act on behalf of the Landlord in a way which exposes the Landlord to any personal liability and no act or omission of such a person will be considered fraud, negligence or breach of duty of the Landlord for the purposes of clause 3.6.

4.	LIMITATION OF TRUSTEE’S LIABILITY

4.1	Capacity

The Trustee’s liability under this Deed is limited to the Trustee’s Capacity and the Trustee is not liable in any other capacity.

4.2	Limitation

Subject to clause 4.4 the liability of the Trustee in respect of any cause of action, claim or loss arising:

(a)	under or in connection with this Deed;

(b)	in connection with any transaction, conduct or any other agreement contemplated by this Deed; or

(c)	under or in connection with (to the extent permitted by law) any representation or undertaking given or to be given in connection with this Deed,

(each, a Trust Claim), is limited to the Assets. The right of the parties other than the Trustee to recover any amount in respect of any (and all) Trust Claims is limited to a right to recover an amount not exceeding the amount which the Trustee is entitled and able to recover from the Assets (after taking account of the costs of exercising its right of indemnity or exoneration) and if, after exercise of those rights, any such amount remains outstanding, no further Trust Claim may be made against the Trustee personally.

4.3	Acknowledgment of limitations

The parties other than the Trustee agree and acknowledge that they must not, in respect of any Trust Claim:

(a)	subject to clause 4.4, bring proceedings against the Trustee in its personal capacity;

(b)	seek to appoint an administrator or liquidator to the Trustee;

(c)	commence the winding-up, dissolution or administration of the Trustee; or

(d)	appoint a receiver, receiver and manager, administrative receiver or similar official to all or any of the assets of the Trustee,

except to the extent that the steps taken affect any Assets or the Trustee’s right of recourse against, and indemnity from, the Assets and nothing else.

4.4	Exception

If the Trustee acts negligently, fraudulently, with wilful misconduct or in breach of trust with a result that:

(a)	the Trustee’s right of indemnity, exoneration or recoupment of the Assets; or

(b)	the actual amount recoverable by the Trustee in exercise of those rights,

is reduced in whole or in part or does not exist, then to the extent that such right or the amount so recoverable is reduced or does not exist, the Trustee may be personally liable.